UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant   ☐
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 ☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
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BRC Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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2025 Proxy Statement and
Notice of Annual Meeting of Stockholders

Wednesday, May 28, 2025 at 11:00 a.m. Eastern Time

Online at: www.virtualshareholdermeeting.com/BRCC2025

BRC Inc. 1144 S. 500 W Salt Lake City, UT 84101
April 15, 2025
Dear Fellow Stockholders:
You are cordially invited to attend the 2025 Annual Meeting of Stockholders of BRC Inc., which will be held at 11:00 a.m. Eastern Time, on Wednesday, May 28, 2025. The Annual Meeting will be a completely virtual meeting of stockholders conducted via live webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/BRCC2025 and using the 16-digit control number included in your proxy materials.
Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. After reading the Proxy Statement, please promptly vote. Your shares cannot be voted unless you vote by Internet or telephone, vote as instructed by your broker, or vote your shares electronically at the Annual Meeting.
Sincerely,
Chris Mondzelewski
Chief Executive Officer

BRC Inc. 1144 S. 500 W Salt Lake City, UT 84101

To the Stockholders

Notice of Annual Meeting of
Stockholders
Date:
May 28, 2025
Record Date:
March 31, 2025
Time:
11:00 a.m. ET
Attendance:
www.virtualshareholder
meeting.com/BRCC2025

YOUR VOTE
IS IMPORTANT
Whether or not you expect to participate in the Annual Meeting, our Board of Directors (the “Board”) encourages you to review the accompanying Proxy Statement for information relating to each of the proposals and to cast your vote promptly.
We will hold the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of BRC Inc., a Delaware public benefit corporation (the “Company”), on May 28, 2025 at 11:00 a.m. Eastern Time as a virtual meeting held entirely over the Internet. You will be able to attend the Annual Meeting, vote your shares electronically, and submit your questions online by visiting www.virtualshareholdermeeting.com/BRCC2025 and entering the 16-digit control number included in the notice containing instructions on how to access Annual Meeting materials, your proxy card, or the voting instructions that accompanied the proxy materials.
Items of business:

to elect as directors the nominees named in the accompanying Proxy Statement to a term of three years, or until their respective successors have been elected and qualified;
to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
to transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

These matters are more fully described in the proxy statement accompanying this notice (the “Proxy Statement”).
We are pleased to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish our proxy materials via the Internet. On or about April 15, 2025, we are mailing to stockholders as of the record date a notice with instructions on how to access our proxy materials and vote via the Internet, or by mail, or telephone. The notice also contains instructions on how to request a paper copy of our proxy materials, including our 2024 Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 3, 2025 (our “2024 Annual Report”). This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 28, 2025. THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND OUR 2024 ANNUAL REPORT ARE AVAILABLE AT WWW.VIRTUALSHAREHOLDERMEETING.COM/BRCC2025.
By Order of the Board of Directors,
Andrew McCormick
General Counsel and Corporate Secretary
April 15, 2025

Proxy Statement Summary
This summary highlights information that is contained elsewhere in this Proxy Statement. It does not include all information necessary to make a voting decision and you should read this Proxy Statement in its entirety before casting your vote. References to “BRCC,” “Black Rifle Coffee,” “Black Rifle Coffee Company,” the “Company,” “we,” “us,” or “our” refer to BRC Inc., together with its controlled subsidiaries, unless the context requires otherwise.
Black Rifle Coffee Company at a Glance
Black Rifle Coffee Company is a Veteran-founded and led premium coffee, energy drink, and media company operating through three primary channels: Wholesale, Direct to Consumer (“DTC”), and Outposts. Founded in 2014 by U.S. Army Veteran Evan Hafer, the company began with a one-pound coffee roaster in a garage, where Hafer personally roasted, packed and shipped coffee directly to consumers. Today, Black Rifle Coffee has grown into a widely recognized and nationally distributed brand steadfast in its commitment to supporting active-duty military, Veterans, first responders, and all who love America.
At Black Rifle Coffee, we develop roast profiles with the mission-driven focus we learned while serving our country. Our offerings extend beyond coffee, including Black Rifle Energy, a ready-to-drink energy beverage, Black Rifle Coffee-branded apparel, coffee brewing equipment, and outdoor lifestyle gear that our customers proudly use to showcase their connection to our brand.
We create dynamic, cause-driven media content designed to strengthen our connection with the Black Rifle Coffee community. Guided by a three-pronged strategy—Inform, Inspire, and Entertain—we educate our audience on the craft of coffee, sharing insights into our meticulous roasting processes and premium products. Through compelling storytelling, we highlight the experiences of Veterans, first responders, and everyday heroes who embody our mission. At the same time, we captivate and entertain with humor, creativity, and engaging formats that resonate deeply with our loyal and passionate customer base. This comprehensive approach reflects our core values while fostering lasting brand loyalty and recognition.
FY2024 Business Highlights

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Total revenue was $391.5 million in 2024, with Wholesale channel revenue increasing by 9% year-over-year, driven by continued growth in packaged coffee sales and the launch of Black Rifle Energy. DTC channel revenue decreased by 14% to $123.8 million in 2024, primarily due to lower customer acquisition rates, shifts in consumer purchasing behavior toward retail channels, and strategic reallocation of marketing spend toward higher return areas.

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According to Nielsen, in 2024 we expanded our packaged coffee distribution by 11 points, reaching 48.6% of retailers selling similar products, up from 37.1% in 2023. Our Ready-to-Drink coffee distribution grew by 3.8 points, reaching 47.2% of comparable retailers. Additionally, Black Rifle Energy, launched in late 2024, achieved distribution in 20% of relevant retailers within just three months of its introduction.

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In one year, we built a $100 million business with the largest nationwide retailer and have sustained that level of revenue since reaching that milestone. Our share of the coffee aisle remains consistent at the largest nationwide retailer; we are the #4 brand in bagged coffee by sales and are #1 for brand loyalty in the coffee category.

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Gross margin expanded by 950 basis points to 41.2% in 2024, primarily driven by improved supply chain productivity and favorable year-over-year comparisons as we cycled past ready-to-drink transformation costs. Total operating expenses declined by 10% in 2024 compared to the prior year, reflecting cost savings from restructuring initiatives that streamlined our corporate infrastructure. Net cash provided by operating activities was $11.3 million in 2024, an improvement of $36.3 million compared to the previous year.

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Approximately 32% of our employees are Veterans or military spouses, underscoring our ongoing commitment to hiring and supporting the military and first responder communities, along with continued meaningful donations through cash and product contributions.

BRC Inc.	1	2025 Proxy Statement

Overview of Proposals

Board Vote Recommendation	Proposals	Page
FOR the nominees	Elect three Class III Directors	10
FOR	Ratify appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2025	28

Proposal No. 1: Election of Class III Directors
We are asking you to vote for the election of Evan Hafer, Steven Taslitz and Glenn Welling as Class III directors, to serve for a three-year term expiring at our 2028 Annual Meeting. Our Board currently consists of nine members and is divided into three classes, each of which has a three-year term.
Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm
We are also asking you to ratify our audit committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ended December 31, 2025. Although stockholder ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm is not required by law or our organizational documents, the Board has determined that it is desirable to seek stockholder ratification as a matter of good corporate governance in the view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting.
Other Proposals
The Board is not aware of any matters that will be brought before the Annual Meeting (other than procedural matters) that are not referred to in the enclosed proxy card. If any other business should properly come before the Annual Meeting or any postponement or adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.
BRC Inc.	2	2025 Proxy Statement

Corporate Philanthropy
Our mission is to serve premium coffee beverages and content to active-duty military, Veterans, first responders, and all who love America. Founded with a commitment to give back, we became a Delaware public benefit corporation under Delaware General Corporation Law (“DGCL”) Sections 361-368. Unlike a traditional corporation, focused solely on maximizing shareholder value, we balance profit with our commitment to a broader public benefit, ensuring that our business decisions positively impact employees, customers, suppliers, and military and first responder communities. Our public benefit purpose is to “support the underserved active military, Veteran, and first-responder communities.” To support such a broad public benefit purpose, our Board has established specific objectives, including the following:
•	Creating meaningful post-military service career opportunities for Veterans, first responders, and their families;
•	Donating cash, coffee and in-kind resources to charities that support the needs of active military, Veterans, and first responders;
•	Supporting charities focusing on mental health issues in the Veteran community;
•	Inspiring Veterans to pursue entrepreneurship through targeted programs and donations; and
•	Providing quality products and media that resonate with these audiences.
In 2024, we continued to expand these initiatives, reinforcing our commitment to those who serve.
Veteran and Military Spouse Hiring
As a Veteran-founded and led company, we remain steadfast in integrating military-affiliated individuals into our workforce, furthering our long-term goal of hiring 10,000 Veterans. We recognize that our success is rooted in their work ethic and discipline, and we aim to provide career opportunities that allow service members to transition successfully into private industry. In line with our long-term objective of hiring 10,000 Veterans, we prioritize hiring practices that integrate them into our workforce and maintain a strong and cohesive culture dedicated to service and excellence. We strengthened our commitment to hiring Veterans, military spouses, and military-affiliated individuals in 2024, filling 62 out of 243 total positions with such individuals. These hires included Veterans, active-duty service members transitioning to civilian life, military spouses, and dependents. Through our talent acquisition efforts, we improved hiring efficiencies while reinforcing our culture of service and excellence.
Of the 243 total requisitions filled by our hiring initiatives, we added: 40 Veterans, 1 active-duty service member, 12 military spouses, and 9 military dependents. As of the close of 2024, approximately 35% of our 546 team members is comprised of Veterans, military spouses, first responders, and active service members. Additionally, we expanded our partnerships with mission-driven organizations, including: BreakLine (Veterans career development), Allegiant Vets (transitioning military support), and Instant Teams (military spouse employment). We also remained engaged in the Department of Defense SkillBridge Program, providing transitioning service members with civilian work experience. Our 2024 SkillBridge interns supported key business functions, including: recruiting, office management, and philanthropy. By leveraging the BRCC Talent Acquisition Team, we achieved an estimated $800,000 in cost savings, reinforcing our efficient and strategic hiring approach.
BRC Inc.	3	2025 Proxy Statement

Corporate Philanthropy and Donations
We remained dedicated to serving those who serve, with 2024 marking another impactful year of philanthropy. Through our contributions, including 48,790 bags of donated coffee, we were able to directly support military personnel, law enforcement, firefighters, and first responders across the United States and overseas. Among our most significant contributions was our ongoing partnership with the Boot Campaign, an organization committed to personalized treatment for Veterans battling post-traumatic stress disorder (“PTSD”), traumatic brain injuries, chronic pain, and self-medication. Another major milestone was the success of our Medal of Honor Roast, where 100% of proceeds supported the construction of the National Medal of Honor Museum, ensuring that the legacy of our nation’s heroes is preserved for future generations.
This year, we proudly expanded our partnerships, supporting over 50 nonprofit organizations and funding initiatives aimed at providing critical resources to the military and first responder communities. Some of the nonprofits we partnered with include Folded Flag Foundation, Special Forces Charitable Trust, Green Beret Foundation, Folds of Honor, Operation Healing Forces, Operation Patriot Foundation, Task Force Dagger Special Operations Foundation, Community First Foundation, The Rosie Network, Rescue 22 Foundation, Special Forces Foundation, and Permission to Start Dreaming Foundation.
Beyond financial contributions, we remained actively engaged in on-the-ground philanthropic efforts. During times of crisis, BRCC continued to answer the call to serve. Through our rapid-response initiatives, we reaffirmed our commitment to providing immediate relief to those in need. When Hurricane Helene devastated multiple communities, our team was on the ground delivering coffee, supplies, and direct assistance to first responders and families affected by the storm. Initiatives like Cowboys Rise & Grind allowed us to partner with Merging Vets & Players to host a workout event with Veterans on the field at AT&T Stadium. We also took part in Meals for Military, working with Operation Homefront to provide meals for over 250 military families ahead of the holidays, which was highlighted on social media to emphasizing the importance of addressing food insecurity for military families.
Tackling the Most Critical Issues Facing Our Military, Veterans, and First Responders
Our philanthropic strategy focuses on the most pressing crises impacting our service members, Veterans, and first responders. We direct our efforts and resources toward:
•	Mental Health & PTSD Treatment – Providing funding for essential treatment programs, including our commitment to the Boot Campaign.
•	Career Transition – Supporting Veterans’ transition into meaningful careers through partnerships with organizations like The Honor Foundation and Warrior Rising.
•	Suicide Prevention – Backing initiatives that offer direct mental health interventions and suicide prevention programs.
•	Food Insecurity – Partnering with organizations like Operation Homefront to provide meals for struggling military families.
•	Homelessness Prevention – Supporting organizations that offer housing solutions and emergency relief for Veterans in need.
Mental Health in the Veteran Community
Addressing mental health challenges among Veterans remains a top priority for Black Rifle Coffee Company. In 2024, we strengthened our focus on organizations dedicated to supporting those struggling with PTSD and other mental health issues. Alongside our commitment to the Boot Campaign, we provided financial support to the Brothers Keeper Veteran Foundation, an organization that assists combat Veterans with overcoming PTSD and other psychological challenges. We also continued our partnership with Shields & Stripes, which delivers holistic recovery programs for Veterans, first responders, and healthcare workers. These contributions align with our mission to reduce Veteran suicide rates and ensure that those who have served our country receive the care and treatment they deserve.
BRC Inc.	4	2025 Proxy Statement

Supporting Veteran Entrepreneurs
Recognizing the challenges that Veterans face when transitioning from active duty to civilian life, we remain dedicated to supporting Veteran entrepreneurship. Our ongoing partnerships with Warrior Rising and The Honor Foundation provided direct grants and resources to help Veterans start and grow their own businesses. Through these initiatives, we continue to empower Veterans with the tools they need to apply their leadership skills in new and impactful ways.
Media & Content Initiatives
Through compelling storytelling, we remain committed to preserving the legacy of our nation’s heroes and ensuring that their contributions are never forgotten. We pride ourselves on creating original media content to help promote our intended public benefit purpose. We have a number of outlets including the Black Rifle Coffee Podcast released every week containing exclusive interviews and content about inspiring the American Dream through hard work and adventure. The Black Rifle Coffee Company YouTube Channel is another source for great content from the founders of BRCC.
In 2024, we leveraged our media platforms to highlight the achievements and sacrifices of the military and first responder communities. We created content celebrating historic moments such as the Marine Corps Birthday and D-Day Anniversary, attended events and produced stories that honored those who have served. We also showcased our involvement in Hurricane Helene relief efforts, providing first responders with essential supplies and amplifying awareness of those working tirelessly to rebuild affected communities.
Looking Ahead
As we look to 2025, our corporate philanthropy team remains dedicated to expanding our impact. Through continued support for our nonprofit partners, increased hiring efforts within the Veteran and military spouse communities, and innovative media initiatives that share the stories of those who serve, we plan to build on the successes of 2024. You bought. We gave. Vets won. We are proud of what we have accomplished and look forward to continuing our mission in the years ahead.
BRC Inc.	5	2025 Proxy Statement

Important Information about the Annual Meeting and Voting
Why You Received the Proxy Materials
You are viewing or have received these proxy materials because the Company’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under SEC rules and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials
As permitted by SEC rules, we are making this Proxy Statement and our 2024 Annual Report available to stockholders electronically via the Internet. On or about April 15, 2025, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this Proxy Statement and our 2024 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and our 2024 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Stockholders Entitled to Vote
The Board has set March 31, 2025, as the record date for the Annual Meeting. If you were the owner of our Class A Common Stock or Class B Common Stock at the close of business on the record date, you are entitled to vote at the Annual Meeting. You are entitled to one vote for each share of Class A Common Stock and one vote for each share of Class B Common Stock you held on the record date. At the close of business on the record date, there were 78,609,684 shares of our Class A Common Stock and 134,536,464 shares of our Class B Common Stock issued, outstanding and entitled to vote. Shares of our Class A Common Stock and Class B Common Stock vote together, as a single class.
A list of stockholders of record entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose relevant to the Annual Meeting, during normal business hours for a period of at least ten days before the Annual Meeting at our corporate offices at 1144 S. 500 W, Salt Lake City, UT 84101, Attention: Legal. If our offices are not generally open, stockholders may contact Investor Relations at BlackRifleIR@icrinc.com and arrangements will be made to review the records in person. During the Annual Meeting, the list of stockholders will be available for examination at www.virtualshareholdermeeting.com/BRCC2025.
BRC Inc.	6	2025 Proxy Statement

Quorum
A majority of the voting power of the shares of Class A and Class B Common Stock issued and outstanding and entitled to vote at the Annual Meeting as of the record date must be present virtually at the Annual Meeting, either in person or by proxy, to hold the Annual Meeting and conduct business. This is called a “quorum.” Your shares will be counted as present at the Annual Meeting if you either attend our Annual Meeting or properly submit your proxy prior to the Annual Meeting.
If a quorum is not present at the scheduled time of the Annual Meeting, the chairperson of the Annual Meeting may adjourn the Annual Meeting without a vote of stockholders. In addition, stockholders holding a majority of the voting power present, either in person or by proxy, and entitled to vote at the Annual Meeting may, to the extent permitted by law, adjourn the Annual Meeting.
Difference between Record Holders and Street Name Holders
If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you. If your shares are held in a stock brokerage account or by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in “street name.” Your broker, bank, trustee, or other nominee is considered, with respect to those shares, the stockholder of record, and the proxy materials or voting instructions are being forwarded to you by that organization.
Attending the Annual Meeting
The Company has decided to hold the Annual Meeting entirely online. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/BRCC2025. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. You may also join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions, or access the list of stockholders as of the record date. The meeting webcast will begin promptly at 11:00 a.m. Eastern Time on May 28, 2025. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 a.m. Eastern Time, and you should allow ample time for the check-in procedures. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.
Voting Methods
Stockholders of Record
If you are a stockholder of record, you may vote:

over the Internet	by Telephone	by Mail	electronically at the Annual Meeting
You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;	You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;	You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or
If you attend the meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the Annual Meeting.

BRC Inc.	7	2025 Proxy Statement

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on May 27, 2025. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.
Beneficial Owners of Shares Held in “Street Name.”
If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. You may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions, or access the list of stockholders as of the record date.
Vote Requirements
Proposal No. 1: Election of Class III Directors
You may vote “FOR,” “AGAINST”, or “ABSTAIN” with respect to the director nominees. The election of each Class III director requires a majority vote of the votes cast by the holders of the Class A and Class B Common Stock, voting as a single class, to be approved. Abstentions and broker non-votes shall not count as a vote cast.
Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm
You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the ratification of our audit committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025. The affirmative vote of the holders of a majority of the votes cast is required to ratify the appointment of our independent auditors. Abstentions and broker non-votes will have no effect on the outcome of the vote.
Interests of Directors and Officers
Director nominees, including current directors, standing for election at the Annual Meeting have a substantial interest in Proposal No. 1, which concerns the election of directors. Directors and executive officers have no substantial interest in Proposal No. 2, which relates to the ratification of our independent registered public accounting firm.
Broker Non-Votes and Abstentions
For certain proposals, brokers may not have discretionary authority to vote on a particular matter if they have not received specific instructions from the beneficial owner of the shares (“broker non-votes”). Banks, brokerage firms, and other nominees who hold our shares in street name for their customers generally have authority to vote on “routine” proposals such as the ratification of auditors when they have not received instructions from beneficial owners. However, they are precluded from exercising their voting discretion with respect to the election of directors or other “non-routine” matters.
BRC Inc.	8	2025 Proxy Statement

Broker non-votes and abstentions are counted as being present for purposes of determining whether a quorum is present, but will not be considered “votes cast” with respect to any of the proposals contained in this Proxy Statement. Accordingly, broker non-votes and abstentions will have no impact on the outcome of the proposals contained in this Proxy Statement.
Revocability of Proxies
Any proxy given by a stockholder of record pursuant to this Proxy Statement may be revoked by the person giving it at any time before the final vote at the Annual Meeting by submitting a written notice of revocation to BRC Inc., 1144 S. 500 W, Salt Lake City, UT 84101, Attention: Legal, or over the Internet or by phone by following the instructions included in your proxy materials. Stockholders may also revoke their proxy by entering a new vote over the Internet or by telephone, by signing and returning a new proxy card by mail (only your latest proxy submitted prior to the Annual Meeting will be counted), or by attending and voting at the online Annual Meeting.
Solicitation of Proxies
Our Board is making this solicitation and we will bear the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. Copies of solicitation materials may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of our Class A and Class B Common Stock, and normal handling charges may be paid for such forwarding service. Officers and other of our employees, who will receive no additional compensation for their services, may solicit proxies by mail, email, via the Internet, personal interview, or telephone.
BRC Inc.	9	2025 Proxy Statement

Proposal No. 1:
Election of Class III Directors
Overview
Our Board currently consists of nine directors. At the Annual Meeting, three Class III directors will be elected. Evan Hafer, Steven Taslitz and Glenn Welling are our current Class III directors whose terms expire at the Annual Meeting. The nominating and corporate governance committee has recommended, and the Board has approved, the nomination of Messrs. Hafer, Taslitz and Welling to stand for election at the Annual Meeting. As Class III nominees, if elected, Messrs. Hafer, Taslitz and Welling will serve three-year terms expiring at the 2028 Annual Meeting, or until their respective earlier death, resignation, or removal from the Board.
As set forth in our Amended and Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class I directors, whose current terms expire at the annual meeting in 2026; Class II directors, whose current terms expire at the annual meeting in 2027; and Class III directors, whose current terms expire at this Annual Meeting, and whose subsequent terms will expire at the annual meeting in 2028. Subject to the Investor Rights Agreement (as defined below), the term of all Class I directors will automatically become one year commencing with the annual meeting in 2029, the term of all Class II directors will automatically become one year commencing with the annual meeting in 2030, and the term of all Class III directors will automatically become one year commencing with the annual meeting in 2031, with all directors having a term of one year from and after the annual meeting of stockholders in 2031. The current Class I directors are Kathryn Dickson, Chris Mondzelewski and Lawrence “Chip” Molloy; the current Class II directors are Clayton Hutmacher, Stephen Kadenacy and Sean Moriarty; and the current Class III Directors are Evan Hafer, Steven Taslitz and Glenn Welling.
The nominees have consented to serve if elected. However, if the nominees fail to stand for election, decline to accept election, or are otherwise unavailable for election prior to our Annual Meeting, proxies solicited by our Board will be voted by the proxy holders for the election of any other person or persons as the Board may recommend, or our Board, at its option, may reduce the number of directors that constitute the entire Board.
VOTE
Our Board Unanimously Recommends a Vote “FOR” the Class III Director Nominees Listed Below.
BRC Inc.	10	2025 Proxy Statement

Criteria for Nomination to the Board
The nominating and corporate governance committee assesses the skills, experiences, and attributes our Board should represent to align its individual and group strengths with our Company’s long-term strategic plan and the interests of our stockholders. The nominating and corporate governance committee identifies director nominees using the criteria set forth below and any other criteria that may be identified in accordance with the nominating and corporate governance committee’s charter and our Corporate Governance Guidelines:
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Ethics. The nominating and corporate governance committee seeks director nominees who are persons of good reputation and character who conduct themselves in accordance with high personal and professional ethical standards, including the policies set forth in the Company’s Code of Ethics.

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Conflicts of Interest. Each director or director nominee should not, by reason of any other position, activity or relationship, be subject to any conflict of interest that would impair the director or director nominee’s ability to fulfill the responsibilities of a member of the Board.

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Independence. The nominating and corporate governance committee will consider whether directors and director nominees will be considered independent under the standards of the New York Stock Exchange (“NYSE”), and the heightened independence standards for audit committees and compensation committee under the securities laws.

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Business and Professional Activities. Directors and director nominees should maintain a professional life active enough to keep them in contact with the markets and/or the industry in which the Company is active. A significant position or title change will be seen as reason to review a director’s membership on the Board.

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Experience, Qualifications and Skills. Directors and director nominees should have the educational background, experience, qualifications and skills relevant for effective management and oversight of the Company’s management, which may include experience at senior executive levels in comparable companies, public service, professional service firms, or educational institutions.

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Time/Participation. Directors and director nominees should have the time and willingness to carry out their duties and responsibilities effectively, including time to study informational and background materials and to prepare for meetings. Directors should attempt to arrange their schedules to allow them to attend all scheduled Board and committee meetings. The Board will consider the participation of and contributions to the activities of the Board for any director recommended for re-nomination.

•	Board Evaluation. The nominating and corporate governance committee will consider the results of the annual Board evaluation in its Board refreshment strategy.
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Overboarding. No director or director nominee may serve on more than four public company boards (including the Company’s Board). No director or director nominee that is an executive officer of a public company may serve on more than two public company boards (including the Company’s Board). No member of the audit committee may serve simultaneously on the audit committee of more than three public companies (including the Company’s audit committee). Accepting a directorship with another public company that the director did not hold when elected or appointed to the Board will be seen as a reason to review a director’s membership on the Board.

•
Diversity. The Board and nominating and corporate governance committee believe that diversity, including gender, race, ethnicity and United States military service, brings a diversity of viewpoints to the Board that is important to the effectiveness of the Board’s oversight of the Company.

•
Tenure/Retirement. The Board and nominating and corporate governance committee do not believe that there should be a fixed term or retirement age for directors, but will consider each director’s tenure and the average tenure of the Board.

BRC Inc.	11	2025 Proxy Statement

Director Nomination Rights
On February 9, 2022, in connection with the consummation of the business combination by which BRC Inc. became the parent company of Authentic Brands LLC and Black Rifle Coffee Company LLC (the “Business Combination”), the Company, SilverBox Engaged Sponsor LLC (the “Sponsor”), Engaged Capital, LLC, a member of the Sponsor, and certain of its affiliates (collectively, “Engaged”), Evan Hafer, our prior Chief Executive Officer and a director, and certain other equityholders of the Company entered into an Investor Rights Agreement (the “Investor Rights Agreement”), pursuant to which, among other things, for so long as Mr. Hafer and Engaged continue to own a specified percentage of Class A Common Stock and/or Common Units of Authentic Brands, Engaged will have the right to designate for nomination by the Board up to two candidates for election to the Board, and Mr. Hafer will have the right to designate for nomination to the Board up to three candidates (including himself) for election to the Board. In addition, until the fifth anniversary of the closing of the Business Combination, (i) the parties to the Investor Rights Agreement will vote their shares in favor of the directors put forth for nomination by Engaged and Mr. Hafer and (ii) the Sponsor and certain other equityholders party to the Investor Rights Agreement will vote all of their shares in the election and removal of directors as directed by Mr. Hafer. Mr. Hafer’s nominees that currently sit on the Board are Messrs. Taslitz and Hutmacher, in addition to himself; Engaged’s nominees that currently sit on the Board are Messrs. Welling and Molloy. At the Annual Meeting, Mr. Hafer will control approximately 63% of the outstanding voting power in the election of directors, and he intends to vote “FOR” Glenn Welling, Steven Taslitz and himself.
Stockholder Nominations
The nominating and corporate governance committee will review and evaluate candidates submitted by stockholders for election to the Board using the same criteria it applies to director nominees identified by the nominating and corporate governance committee, taking into consideration whether nominations are made in accordance with the procedures to nominate directors set forth in our Amended and Restated By-Laws, as amended (the “Bylaws”). Any stockholder who wishes to recommend a candidate for consideration by the nominating and corporate governance committee should follow the procedures described later in this Proxy Statement under the heading “Stockholder Proposals and Nominations to be Included in Next Year’s Proxy Statement.”
BRC Inc.	12	2025 Proxy Statement

Board Qualifications
Set forth below are some of the experiences, qualifications, attributes, and skills possessed by our current directors.

Director	Corporate Governance	Finance & Capital Markets	Mergers & Acquisitions	Marketing	Diversity	Consumer Packaged Goods	Technology	Growth Company	Military and/or Government Service
Chris Mondzelewski	•		•	•		•		•	•
Lawrence Molloy	•	•	•	•		•		•	•
Kathryn Dickson	•			•	•	•		•	•
Clayton Hutmacher	•								•
Evan Hafer	•			•		•		•	•
Steven Taslitz	•	•	•	•		•	•	•
Glenn Welling	•	•	•			•		•
Stephen Kadenacy	•	•	•			•		•
Sean Moriarty	•		•	•			•	•

BRC Inc.	13	2025 Proxy Statement

Nominees and Continuing Directors
Biographical information for Evan Hafer, Steven Taslitz, and Glenn Welling, the nominees for election as directors at the Annual Meeting, and each person whose term of office as a director will continue after the Annual Meeting is set forth below, including age, term of office, and business experience, including directorships with publicly traded companies during the past five years. In addition, for each person, we have included information regarding the business or other experience, qualifications, attributes, or skills that factored into the determination by the nominating and corporate governance committee and our Board that each such person should continue to serve as a director.
VOTE
Our Board Unanimously Recommends a Vote “FOR” the Class III Director Nominees Listed Below.
Class III Director Nominees for a Term Expiring in 2028

Evan Hafer Age 48 Director Since October 2014 Committee Service: • Nominating and Corporate Governance Committee (Chair)
Evan Hafer founded the Company in 2014 and was Chief Executive Officer since its inception through the end of December 2023, when he transitioned to the position of Founder and Executive Chairman. He has served as a director since the Company was founded and previously served as Chairman of the Board from October 2014 to July 2022. Prior to founding the Company, Mr. Hafer had fifteen years of service in the U.S. military and worked as a contractor for the CIA. As a member of the military, he served as a Green Beret with the 19th Special Forces Group and was deployed overseas multiple times. Mr. Hafer attended the University of Idaho and has been roasting coffee since 2006.

MR. HAFER IS QUALIFIED TO SERVE ON OUR BOARD BASED ON HIS ROLE AND EXPERIENCE AS FOUNDER, AND PREVIOUSLY CHIEF EXECUTIVE OFFICER, OF THE COMPANY.

Steven Taslitz Independent Age 66 Director Since December 2017 Committee Service: • Audit Committee • Nominating and Corporate Governance Committee
Steven Taslitz is a director on our Board and currently serves as a member of the nominating and corporate governance committee and the audit committee. Mr. Taslitz is also currently on the board of directors of Datacubed Health, Stella, Fancy Sprinkles and Mellomanic. He co-founded Sterling Partners in 1983 and is Chairman of the firm. Sterling Partners has invested in and owned upwards of 100+ companies over time, many of which Mr. Taslitz has served on the Board of Directors and also on their audit committees. Mr. Taslitz has supported and served on a number of educational, non-profit boards, including the Illinois Board of Higher Education, the Glencoe Educational Foundation, and the Investment Committee of the Jewish United Fund. He received a BS in Accountancy with Honors from the University of Illinois.

MR. TASLITZ IS QUALIFIED TO SERVE ON OUR BOARD BASED ON HIS KNOWLEDGE OF OUR BUSINESS AND HIS EXTENSIVE EXPERIENCE AS A DIRECTOR OF A DIVERSE RANGE OF COMPANIES.

BRC Inc.	14	2025 Proxy Statement

Glenn Welling Independent Age 54 Director Since February 2022 Committee Service: • Audit Committee • Compensation Committee
Glenn Welling is a director on our Board and currently serves as a member of the audit committee and the compensation committee. Mr. Welling is the founder and CIO of Engaged Capital, a constructive activist fund that invests in small and mid-cap public companies, a position that he has held since 2012. Previously, Mr. Welling was a Principal and Managing Director at Relational Investors, a $6B activist fund. He was responsible for managing the fund’s consumer, healthcare and utility investments. Prior to Relational, Mr. Welling spent seven years as a Managing Director at Credit Suisse and Head of the Investment Banking Department’s Advisory Business. Mr. Welling joined Credit Suisse when the firm acquired HOLT Value Associates, where he was a Partner and Managing Director. Prior to HOLT, Mr. Welling was the Managing Director of Valuad U.S., a financial software and advisory business. Prior to Valuad U.S., he worked at leading consulting firms including A.T. Kearney and Marakon Associates.
From 2022 to 2023, Mr. Welling was a member of the Board of Directors of NCR Corporation, a NYSE listed software- and services-led enterprise technology provider for the financial, retail, and hospitality industries where he Chaired the Special Committee and served on the Compensation and Human Resources Committee and the Audit Committee. From 2017 to 2022, Mr. Welling was a member of the Board of Directors of The Hain Celestial Group, a NASDAQ listed leading marketer, manufacturer and seller of organic and natural better-for-you-products where he was the Chair of the compensation committee and member of the Strategy Committee. From 2015 to 2020 Mr. Welling was a member of the Board of Directors of TiVo Corporation, a NASDAQ listed provider of digital entertainment technology solutions where he was the Chair of the compensation committee and a member of the Strategy Committee and the Corporate Governance and Nominating Committee. From 2015 to 2018, Mr. Welling served on the Board of Medifast, Inc., a NYSE listed manufacturer of medically based, proprietary healthy living and meal replacement products where he was a member of the Audit, Compensation, and Mergers and Acquisitions Committees. From January 2015 to August 2018, Mr. Welling served on the Board of Jamba, Inc., a NASDAQ listed leading restaurant retailer of better-for-you food and beverage offerings where he was the Chair of the compensation committee and a member of the Finance Committee. Mr. Welling was recognized by The National Association of Corporate Directors (NACD) as one of the 100 most influential directors in corporate boardrooms in 2018. From 2017 to 2019 he also served on the Corporate Governance Advisory Council of the Council of Institutional Investors. Mr. Welling also taught executive education courses at the Wharton School of Business, his alma mater. He previously served as Chairman of the Board of Directors for the university’s tennis program and as a member of the Wharton Executive Education Board.

MR. WELLING IS WELL-QUALIFIED TO SERVE ON OUR BOARD DUE TO SIGNIFICANT EXPERIENCE IN THE AREAS OF INVESTMENTS, FINANCE AND CORPORATE GOVERNANCE.

BRC Inc.	15	2025 Proxy Statement

Continuing Directors - Class II Director with Term Expiring in 2027

Clayton Hutmacher Independent Age 64 Director Since June 2024 Committee Service: • Compensation Committee • Nominating and Corporate Governance Committee
Clayton Hutmacher is a director on our Board and currently serves as a member of the compensation committee and nominating and corporate governance committee. Mr. Hutmacher has been the President and Chief Executive Officer of the Special Operations Warrior Foundation since September 2018. Mr. Hutmacher was a career United States Army Officer and retired in 2018 having served over 40 years in uniform. As an Army Special Operations Aviator, he commanded at every level during his three tours with the 160th Special Operations Aviation Regiment, where he served as the MH-60 Direct Action Penetrator platoon leader, company operations officer, executive officer and commander of 1st Battalion, Regimental Commander, and the Commanding General of the U.S Army Special Operation Command, Tampa, Florida. Mr. Hutmacher’s last active duty assignment was as the deputy Commanding General of the United States Army Special Operations Command at Fort Bragg, NC. Mr. Hutmacher has a Bachelor’s Degree in Aerospace Management from Embry Riddle Aeronautical University, a Master’s Degree in National Security and Strategic Studies from the United States Naval Command and Staff College, and a Master’s Degree in Strategic Studies from the United States Army War College.

MR. HUTMACHER IS QUALIFIED TO SERVE ON OUR BOARD DUE TO HIS EXTENSIVE LEADERSHIP AND STRATEGIC EXPERIENCE RELEVANT TO OUR PUBLIC BENEFIT MISSION.

Stephen Kadenacy Age 56 Director Since April 2025
Stephen Kadenacy is a director on our Board and has served as the Company’s Chief Financial Officer since September 2023. Mr. Kadenacy, who is the former Chief Financial Officer of AECOM, is a significant shareholder and has deep familiarity with BRCC’s operations and financial profile, having played an integral role in the business combination of BRCC and SilverBox, including serving as Chief Executive Officer of SilverBox Engaged Merger Corp until its merger with BRCC in February 2022. Mr. Kadenacy is a seasoned investment professional and former Fortune 200 operating executive with expertise in managing, building and growing global public organizations, most recently serving as Co-Managing Member of SilverBox Capital, an investment firm which he co-founded in 2017. With experience spanning over three decades, Mr. Kadenacy was also the CEO of Boxwood Merger Corp until its merger with Atlas Technical Consulting and then remained on the Board. Previously, Mr. Kadenacy held leadership roles at AECOM, a global engineering and technical services company, including serving as President, Chief Operating Officer, and Chief Financial Officer. Prior to his corporate career, Mr. Kadenacy was a Partner at KPMG in the Economic Consulting Practice and served as a member of the Board of Directors of ABM Industries, a provider of facility management services. Mr. Kadenacy also served on the Board of the YMCA of Greater Los Angeles and the Board of Trustees for UCLA’s Anderson School of Business. Mr. Kadenacy holds a bachelor’s degree in economics from UCLA and an MBA from USC.

MR. KADENACY IS QUALIFIED TO SERVE ON OUR BOARD DUE TO HIS EXTENSIVE KNOWLEDGE OF THE COMPANY AND FINANCIAL EXPERTISE.

BRC Inc.	16	2025 Proxy Statement

Sean Moriarty Independent Age 54 Director Since April 2025
Sean Moriarty is a director on our Board. Mr. Moriarty is the chief executive officer of Primer, an artificial intelligence company, where he also serves on the board of directors. He is currently the lead independent director at Eventbrite, a publicly traded company, where he has served on the board of directors since 2010. From August 2014 to April 2023, Mr. Moriarty served as the chief executive officer of Leaf Group, a wholly owned subsidiary of Graham Holdings, a publicly traded company. Prior to its acquisition by Graham Holdings in June 2021, Mr. Moriarty served on the board of directors of Leaf Group, a publicly traded company, from August 2014 to June 2021. Mr. Moriarty previously served as the chief executive officer of Saatchi Online, which operated Saatchi Art, an online art gallery, from August 2013 to August 2014, prior to its acquisition by Leaf Group. From 2009 to 2012, Mr. Moriarty was an entrepreneur in residence at Mayfield Fund, a venture capital firm. From 2007 to 2009, Mr. Moriarty was president and chief executive officer of Ticketmaster, a live entertainment ticketing and marketing company, and he held various other positions at Ticketmaster from 2000 to 2006, including executive vice president, technology and chief operating officer. Mr. Moriarty served on the Ticketmaster board of directors from 2008 to 2009. Mr. Moriarty attended graduate school at Boston University and the University of South Carolina and earned his undergraduate degree from the University of South Carolina.

MR. MORIARTY IS QUALIFIED TO SERVE ON OUR BOARD DUE TO HIS EXTENSIVE EXPERIENCE IN OPERATIONS, LEADERSHIP AND BRAND GROWTH.

Continuing Directors - Class I Directors with Terms Expiring in 2026

Kathryn Dickson Lead Independent Director Independent Age 60 Director Since August 2020 Committee Service: • Compensation Committee (Chair) • Nominating and Corporate Governance Committee
Kathryn Dickson is a director on our Board and currently serves as the Lead Independent Director of our Board, Chair of the compensation committee, and a member of the nominating and corporate governance committee. Ms. Dickson served as President of Manitoba Harvest, a global company that manufactures and markets plant-based-protein foods and beverages, from 2019 through 2020, and has since served in professional director roles as described below. Prior to Manitoba Harvest, Ms. Dickson served as Senior Vice President at Mattel, Inc., and President of its American Girl subsidiary from 2016 through 2018. Prior to American Girl, Ms. Dickson served as Chief Marketing Officer for News America Marketing Inc., a subsidiary of global media and information services company, News Corp, from 2015 to 2016. Ms. Dickson spent the majority of her career, more than 23 years, with General Mills, Inc. serving in marketing leadership and general management roles of increasing responsibility for some of the world’s best-known brands, concluding with her service as Vice President/Business Unit Director for the Betty Crocker, Pillsbury and Old El Paso global brands. Ms. Dickson served on the board of directors of Cooper Tire & Rubber Company from October 2018 until July 2021, and is currently on the board of Flexsteel Industries, Inc. where she has been an independent director since July 2021, and serves on their compensation committee and as Chairperson of their nominating and corporate governance committee. Ms. Dickson earned a Bachelor of Science degree from the United States Air Force Academy, and an MBA from the University of California, Los Angeles. She served as an officer in the U.S. Air Force, where she achieved the rank of Captain.

MS. DICKSON IS QUALIFIED TO SERVE ON OUR BOARD BASED ON HER EXTENSIVE EXPERTISE IN DRIVING GROWTH THROUGH OMNICHANNEL AND DIGITAL STRATEGIES, BRAND BUILDING, MARKETING AND PRODUCT INNOVATION.

BRC Inc.	17	2025 Proxy Statement

Chris Mondzelewski Age 51 Director Since January 2024
Chris Mondzelewski is the President and Chief Executive Officer of BRCC and is a director on our Board. Prior to his appointment as Chief Executive Officer, Mr. Mondzelewski served President of the Company from June 2023 and as the Company’s Chief Marketing Officer from May 2023 to January 2024. Mr. Mondzelewski came to Black Rifle with more than 20 years of consumer marketing, business and leadership experience. Prior to his time at BRCC, Mr. Mondzelewski was at Mars Inc. for thirteen years, and held multiple leadership positions of increasing responsibility across the company including Chief Growth Officer, Senior VP North America Customer Development, and VP of Marketing. Prior to that, Mr. Mondzelewski spent 12 years at Kraft Foods where he led businesses in North America and China. Before his business career, Mr. Mondzelewski was a Marine for five years, deploying in support of Operation Desert Freedom. Mr. Mondzelewski has a strong personal connection to the military and first-responder community. Mr. Mondzelewski has a bachelor’s degree in chemical engineering from Vanderbilt University and an MBA in economics and marketing from the Kellogg School of Management at Northwestern University.

MR. MONDZELEWSKI IS QUALIFIED TO SERVE ON OUR BOARD BASED ON HIS YEARS OF EXPERIENCE IN THE CONSUMER PACKAGED GOODS INDUSTRY, HIS EXECUTIVE LEADERSHIP EXPERIENCE, AND HIS ROLE AS CHIEF EXECUTIVE OFFICER OF THE COMPANY.

Lawrence Molloy Independent Age 63 Director Since June 2024 Committee Service • Audit Committee (Chair) • Compensation Committee
Lawrence “Chip” Molloy is a director on our Board and currently serves as the Chair of the audit committee and a member of the compensation committee. Mr. Molloy brings finance, private equity and board experience to the Company. He was Chief Financial Officer of Sprouts Farmers Market, Inc. from September 2021 to December 2023. He also served as a director and chair of the audit and compensation committees of Sprouts’ board from 2012 to 2021 and Interim Chief Financial Officer of Sprouts from June 2019 to February 2020. Previously, Mr. Molloy served as a director and Chair of Torrid Inc.’s audit committee from 2018 to 2021 and Interim Chief Executive Officer of Torrid from January 2018 to August 2018. His previous roles include serving as Senior Advisor to Roark Capital Group, a private equity firm focused predominantly on the restaurant and retail sectors, as well as holding Chief Financial Officer roles at Under Armour Inc. and Petsmart, Inc. Mr. Molloy currently sits on the board of Pet Valu Holdings Ltd., where he has been a director since May 2023 and serves as the Chair of the audit committee and a member of the governance and nominating committee. Mr. Molloy also sits on the board of Sally Beauty Holdings, Inc., where he has been a director since July 2022 and serves as the Chair of the audit committee and serves as a member of the executive committee. Prior to his business career, Mr. Molloy served as a U.S. Navy fighter pilot for 10 years, later retiring from the Naval Reserve with the rank of Commander.
Mr. Molloy holds an MBA from the University of Virginia and a Bachelor of Science in Computer Science from the U.S. Naval Academy.

MR. MOLLOY IS QUALIFIED TO SERVE ON OUR BOARD DUE TO HIS EXTENSIVE EXECUTIVE AND FINANCE EXPERIENCE.

BRC Inc.	18	2025 Proxy Statement

Corporate Governance and our
Board of Directors
Board Leadership and Governance Structure
The following table details certain basic information on our directors, the composition of the Board and its standing committees, and the number of meetings held during the year ended December 31, 2024.

				Committee Memberships
Name	Age[1]	Director Since	Independent	Audit	Compensation	Nominating and Governance
Evan Hafer	48	2014				•
Steven Taslitz	66	2017	•	•		•
Glenn Welling	54	2022	•	•	•
Clayton Hutmacher	64	2024	•		•	•
Stephen Kadenacy	56	2025
Sean Moriarty	54	2025	•
Kathryn Dickson	60	2020	•		•	•
Chris Mondzelewski	51	2024
Lawrence Molloy	63	2024	•	•	•
FY 2024 Meetings[2]			Board: 7	4	5	4

 • = Member           • = Chair
1.	As of April 15, 2025.
2.	Messrs. Kadenacy and Moriarty were appointed to the Board on April 11, 2025 and are not included in the FY2024 Meeting Information.
Director Independence
The Company’s Class A Common Stock is listed on the NYSE. Under the rules of the NYSE, independent directors must comprise a majority of a listed company’s board of directors, subject to specified exceptions. In addition, the rules of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees be independent. Under the rules of the NYSE, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent
BRC Inc.	19	2025 Proxy Statement

judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules of the NYSE. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the rules of the NYSE.
In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act and under the rules of the NYSE, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.
To be considered independent for purposes of Rule 10C-1 under the Exchange Act and under the rules of the NYSE, the board of directors must affirmatively determine that each member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (2) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.
The Board has undertaken a review of the independence of each director and considered whether each director of the Company has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, the Company has determined that Kathryn Dickson, Clayton Hutmacher, Lawrence Molloy, Steven Taslitz, Glenn Welling, and Sean Moriarty are “independent directors” as defined under the listing requirements and rules of the NYSE and the applicable rules of the Exchange Act. In connection with its review and determination of independence, the Board specifically considered Messrs. Taslitz and Welling’s relationship to the Company as significant shareholders through affiliates of Sterling Partners and Engaged Capital, respectively, and determined that such relationships would not impair Messrs. Taslitz and Welling’s independence.
Controlled Company
Mr. Hafer controls a majority of the voting power of our outstanding Class A Common Stock and Class B Common Stock. As a result, we are deemed a “controlled company” under the NYSE corporate governance standards. As a controlled company, we are free from the obligation to comply with certain corporate governance requirements, including the requirements:
•	that a majority of our board of directors consists of “independent directors,” as defined under the rules of the NYSE;
•	that we have, to the extent applicable, a nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;
•	that any compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
•	for an annual performance evaluation of the nominating and corporate governance committee and compensation committee.
Because we have availed ourselves of the “controlled company” exception under the rules, we may choose to rely upon these exemptions. These exemptions, however, do not modify the independence requirements for our audit committee, and we will continue to comply with the requirements of Rule 10A-3 of the Exchange Act and the rules of the NYSE.
BRC Inc.	20	2025 Proxy Statement

Board Leadership Structure
The Board periodically appoints a chairperson of the Board. Both independent and management directors, including the Chief Executive Officers, are eligible for appointment as the chairperson. If the chairperson is not an independent director, the Board will designate a Lead Independent Director, which Lead Independent Director is tasked with overseeing meetings and executive sessions of the independent directors of the Board, leading the performance evaluation of the Executive Chairman and other responsibilities that the Board may assign from time to time. Currently, Evan Hafer serves as the Executive Chairman, and Kathryn Dickson serves as Lead Independent Director. The Board conducts an annual assessment of its leadership structure to determine that the leadership structure is the most appropriate for the Company, taking into account the recommendations of the nominating and corporate governance committee. The Board has determined that its current leadership structure, which includes an Executive Chairman and a Lead Independent Director is appropriate due to Mr. Hafer’s extensive knowledge of the Company and its operations.
Board Committees
The Board has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The responsibilities of each committee are described below. The composition of each committee has been determined and made in accordance with the NYSE listing standards and the independence standards under the Exchange Act, as applicable. Members serve on these committees until their resignation or until otherwise determined by the Board.
Each committee operates under a charter that was approved by the Board. The charter of each committee is available on our investor relations website at https://ir.blackriflecoffee.com.
Audit Committee
Our audit committee currently consists of Lawrence Molloy, Steven Taslitz, and Glenn Welling, with Mr. Molloy serving as chair. Each of these individuals qualifies as an independent director under the NYSE listing standards and the independence standards of Rule 10A-3 under the Exchange Act. Each member of the audit committee is financially literate and our Board has determined that Mr. Molloy qualifies as an “audit committee financial expert” as defined in applicable SEC rules.
Our audit committee is responsible for, among other things:
•	selecting and hiring our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;
•	assisting the Board in evaluating the qualifications, performance and independence of our independent auditors;
•	assisting the Board in monitoring the quality and integrity of our financial statements and our accounting and financial reporting;
•	assisting the Board in monitoring our compliance with legal and regulatory requirements;
•	reviewing the adequacy and effectiveness of our internal control over financial reporting processes;
•	assisting the Board in monitoring the performance of our internal audit function;
•	monitoring the performance of our internal audit function;
•	reviewing with management and our independent auditors our annual and quarterly financial statements;
•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•	preparing the audit committee report that the rules and regulations of the SEC require to be included herein.
BRC Inc.	21	2025 Proxy Statement

Compensation Committee
Our compensation committee consists of Kathryn Dickson, Clayton Hutmacher, Lawrence Molloy and Glenn Welling, with Ms. Dickson serving as chair. Under NYSE listing standards, as a controlled company, we are not required to have a compensation committee composed entirely of independent directors. Each of these individuals qualifies as an independent director under the NYSE listing standards.
Our compensation committee is responsible for, among other things:
•
reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors, determining and recommending to our Board our Chief Executive Officer’s compensation level based on such evaluation;

•
reviewing and approving, or making recommendations to the Board with respect to, the compensation of our other executive officers, including annual base salary, bonus and equity-based incentives and other benefits;

•	reviewing and recommending the compensation of our directors;
•	reviewing and discussing annually with management our compensation disclosure required by SEC rules;
•	if necessary, preparing the compensation committee report required by the SEC to be included in our annual proxy statement; and
•	reviewing and making recommendations with respect to our equity compensation plans.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Evan Hafer, Kathryn Dickson, Clayton Hutmacher and Steven Taslitz, with Mr. Hafer serving as chair. Ms. Dickson and Messrs. Hutmacher and Taslitz qualify as independent directors under the NYSE listing standards. Mr. Hafer is not independent under the NYSE listing standards. Under NYSE listing standards, as a controlled company, we are not required to have a nominating and corporate governance committee composed entirely of independent directors.
Our nominating and corporate governance committee is responsible for, among other things:
•	assisting our Board in identifying prospective director nominees and recommending nominees to the Board;
•	overseeing the evaluation of the Board and management;
•	reviewing developments in corporate governance practices and developing and recommending a set of corporate governance guidelines; and
•	recommending members for each committee of our Board.
Meeting Attendance
During the fiscal year ended December 31, 2024, each director attended at least 75% of the meetings of the Board and meetings of each committee of the Board on which he or she served. We had 7 general Board meetings; 4 audit committee meetings; 5 compensation committee meetings; and 4 nominating and corporate governance committee meetings.
Under our Corporate Governance Guidelines, directors are expected to attend each annual meeting of stockholders absent any unusual circumstances that would make attendance impractical. All directors attended the 2024 annual meeting.
BRC Inc.	22	2025 Proxy Statement

Other Governance Matters
Code of Ethics
We adopted a Code of Ethics that applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, which is posted on our website. Our Code of Ethics is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. Our Code of Ethics is available on our investor relations website at https://ir.blackriflecoffee.com under the link “Governance Documents.” We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Ethics on our website. The information contained on, or accessible from, our website is not part of this Proxy Statement by reference or otherwise.
Role of the Board in Risk Oversight
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including the risks described under the heading “Risk Factors” in our 2024 Annual Report. Management is responsible for the day-to-day management of risks we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management of the Company. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The role of the Board in overseeing the management of our risks is conducted primarily through committees of the Board, as disclosed in the descriptions of the committees above and in the charters of each of the committees. The full Board (or the appropriate Board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a Board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines that serve as a flexible framework within which our Board and its committees operate. These guidelines cover a number of areas including Board composition, Board structure and operations, the duties and responsibilities of the Board, director independence, executive sessions, management succession planning, director qualifications, director orientation and continuing education, director access to independent advisers, director and management compensation and annual Board and committee performance evaluations. A copy of our Corporate Governance Guidelines is made available on our website at https://ir.blackriflecoffee.com under the link “Governance Documents.”.
Insider Trading Policy
We have adopted an Insider Trading Policy, which provides our employees, officers and directors with guidelines with respect to transactions in our securities and the handling of the Company’s confidential information and the companies with which the Company does business. We adopted the Insider Trading Policy and the procedures set forth therein to promote compliance with federal, state and foreign securities laws that prohibit certain persons who are aware of material nonpublic information about a company from: (i) trading in securities of that company; or (ii) providing material nonpublic information to other persons who may trade on the basis of that information. We believe the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company.
BRC Inc.	23	2025 Proxy Statement

Prohibition of Certain Types of Transactions
Our Insider Trading Policy prohibits our directors, officers, employees, and agents (such as consultants and independent contractors) and their spouses or other members of their households from entering into hedging or monetization transactions or similar arrangements with respect to our securities.
In addition, our Insider Trading Policy prohibits our directors, officers, and employees and their spouses or other members of their households from engaging in certain special and prohibited transactions, such as holding our securities in a margin account, pledging our securities as collateral for a loan, short-term trading, short sales, publicly-traded options, and hedging transactions, standing and limit orders (except those approved under Rule 10b5-1 Plans), without specified approval.
On November 11, 2022, the Board of Directors approved a proposal by Mr. Taslitz to pledge all his holdings in the Company as part of an all-asset security package, which included substantially all of the public company securities held by Mr. Taslitz, in connection with a personal line of credit. The Board of Directors permitted Mr. Taslitz to take such action in order for Mr. Taslitz to continue to hold his shares that he otherwise may have sold.
Incentive Compensation Recovery Policy
In 2023, the compensation committee adopted the Incentive Compensation Recovery Policy (the “Recovery Policy”), which adheres to the listing standards of the NYSE and the rules of the SEC. The Recovery Policy requires the compensation committee to recoup certain cash and equity incentive compensation paid to or deferred by certain executives in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws. Under the policy, the compensation committee will require recoupment if it determines that incentive-based compensation received by an executive exceeds the amount of incentive-based compensation that otherwise would have been received, had it been calculated based on the restated amounts.
Compensation Committee Interlocks and Insider Participation
Members of the compensation committee have never been officers or employees of the Company and have no relationship with the Company other than as directors and stockholders. During 2024, no executive officer of the Company served as a director, or as a member of any compensation committee, of any other entity that had an executive officer who served on the Board or compensation committee of the Company.
Stock Ownership Guidelines
The Company has stock ownership guidelines for our CEO and executive officers. Under the guidelines, our CEO is expected, within five years, to own shares of the Company’s common stock that have a value equal to six times their base salary. C-Suite executives are expected, within five years, to own shares of the Company’s common stock that have a value equal to four times their base salary.
Information Security Training
The Company maintains information security training for all employees and contractors with access to our systems. All employees and contractors must take mandatory information security fundamental trainings and suspicious email reporting trainings. The Company regularly sends simulated phishing emails to employees and contractors to reinforce the trainings. In addition to the trainings and simulated phishing emails, the Company holds brown bag lunches and small team advanced trainings related to current security threat tactics and specific business function threats. To ensure that the training and protection remain relevant, the Company tracks several metrics and feedback mechanisms.
BRC Inc.	24	2025 Proxy Statement

Communications with the Board
The Board values stockholder communication and welcomes questions or comments about the Company and its operations. Stockholders or interested parties who wish to communicate with our Board, including our independent directors, may send communication in writing to: Corporate Secretary, BRC Inc., 1144 S. 500 W, Salt Lake City, UT 84101. You must include your name and address in the written communication and indicate whether you are a stockholder. The Corporate Secretary will review any communication received from a stockholder or interested party, and all relevant, material communications will be forwarded to the appropriate director or directors or committee of our Board based on the subject matter.
BRC Inc.	25	2025 Proxy Statement

Director Compensation
Non-Employee Director Compensation Program
We pay only non-employee directors for their services as directors. Directors who are also officers or employees of the Company, including our Executive Chairman, are not eligible to receive any of the compensation described below. Both equity and cash compensation paid to our directors during 2024 were determined using benchmark data from our peer companies provided by our compensation committee’s independent compensation consultant, Pearl Meyer.
For 2024, our directors were eligible for the following compensation:
•	an annual cash retainer of $50,000;
•	an additional annual cash retainer of $10,000, $6,000 and $5,000 for service as members of our audit committee, compensation committee and nominating and corporate governance committee, respectively;
•	an additional annual cash retainer of $20,000, $10,000 and $9,000 for service as chair of our audit committee, compensation committee and nominating and corporate governance committee, respectively;
•
an initial grant of restricted stock units (“RSUs”) having a grant date fair value of $150,000 on the date of each such director’s appointment to our Board of Directors, vesting in full on the third anniversary of the date of grant; and

•	an annual grant of RSUs having a grant date fair value of $125,000, vesting in full on the first anniversary of the date of grant.
Our directors may elect to receive all or a portion of their annual cash compensation in the form of RSUs. In 2024, each of our directors, other than Mr. Molloy, voluntarily elected to receive an equivalent RSU grant in lieu of their cash compensation.
Our annual grants to directors are made on the date of our annual meeting of stockholders. We reimburse all directors for their reasonable out-of-pocket costs and expenses incurred in attending board meetings.
Director Compensation Table
The following table sets forth information regarding compensation earned by or paid to our directors for the fiscal year ended December 31, 2024. Mr. Kadenacy, our Chief Financial Officer, and Mr. Moriarty, joined the Board on April 11, 2025 and thus did not receive compensation in 2024 for their service as directors.
BRC Inc.	26	2025 Proxy Statement

Mr. Mondzelewski, our Chief Executive Officer, is also a member of the Board, but did not receive any additional compensation for his service as a director in 2024. The compensation of Mr. Mondzelewski as a named executive officer is set forth below under “Executive Compensation—2024 Summary Compensation Table.”

Name	Fees earned or paid in cash[1] ($)	Stock Awards[2] ($)	Total ($)
Evan Hafer[3]	—	—	—
Kathryn Dickson	85,000	125,000	210,000
Clayton Hutmacher	61,000	275,000	336,000
Steven Taslitz	65,000	125,000	190,000
Lawrence Molloy	76,000	275,000	351,000
Glenn Welling	76,000	125,000	201,000
Thomas Davin[4]	50,000	125,000	175,000
George Munoz[5]	—	—	—

1.
All directors other than Mr. Molloy took their cash payments in the form of RSU grants. The assumptions made in calculating the grant date fair value of these awards are set forth in Note 14. Equity-Based Compensation, to the consolidated financial statements in our 2024 Annual Report.

2.
Consists of grants of RSUs. The assumptions made in calculating the grant date fair value of these awards are set forth in Note 14. Equity-Based Compensation, to the consolidated financial statements in our 2024 Annual Report.

3.	Mr. Hafer is an executive officer who did not receive any additional compensation for his services provided as a director.
4.
The amounts reflected herein for Mr. Davin include a total of 46,917 RSUs. Of this amount, 3,351 RSUs vested on August 1, 2024 with the remaining amounts forfeited in connection with Mr. Davin’s resignation from the Board on September 13, 2024.

5.	George Munoz did not stand for re-election at the 2024 Annual Meeting of Stockholders.
Outstanding Equity Awards for Directors at Fiscal Year-End
The following table provides information regarding equity awards held by our non-employee directors that were outstanding as of December 31, 2024:

Name	Stock Awards Outstanding (#)	Option Awards Outstanding (#)
Kathryn Dickson[1]	57,925	—
Clayton Hutmacher	50,748	—
Steven Taslitz[2]	55,245	—
Lawrence Molloy	45,681	—
Glenn Welling	48,700	—
Sean Moriarty	—	—

1.
The number of Stock Awards Outstanding include (i) 49,906 shares of Class A Common Stock issuable upon settlement of unvested RSUs, and (ii) 8,019 Class A Common Stock for which 57 Incentive Units held by Ms. Dickson would have been converted as of December 31, 2024.

2.
The number of Stock Awards Outstanding include (i) 47,226 shares of Class A Common Stock issuable upon settlement of unvested RSUs, and (ii) 8,019 shares of Class A Common Stock for which 57 Incentive Units held by Mr. Taslitz would have been converted as of December 31, 2024.

BRC Inc.	27	2025 Proxy Statement

Proposal No. 2:
Ratification of
Appointment of
Independent Registered
Public Accounting Firm
The audit committee of the Board has appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2025 (“fiscal 2025”) and is asking stockholders to ratify this appointment at the Annual Meeting.
EY has audited our financial statements annually since 2020. A representative of EY is expected to attend this year’s Annual Meeting, will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. In making its recommendation to the Board to select EY as our independent registered public accounting firm for fiscal 2025, the audit committee determined that retention of EY is in the best interests of us and our stockholders. Information regarding fees billed by EY for our 2023 and 2024 fiscal years is set forth under “Independent Registered Public Accounting Firm Fees” below.
Our Bylaws do not require that stockholders ratify the appointment of our independent registered public accounting firm. However, we are seeking ratification because we believe it is a matter of good corporate governance. In the event that stockholders fail to ratify the appointment, the audit committee will reconsider whether to retain EY, but may ultimately determine to retain EY as our independent registered public accounting firm. Even if the appointment is ratified, the audit committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that it is advisable to do so.
Our Board Unanimously Recommends
A Vote “FOR” the Ratification of the Appointment of
Ernst & Young LLP
as Our Independent Registered Public Accounting Firm for Fiscal 2025.
BRC Inc.	28	2025 Proxy Statement

Independent Registered Public Accounting Firm Fees
The following table shows the fees that EY billed us for professional services rendered for fiscal 2023 and 2024 (in thousands):

Fee Category	2024 ($)	2023 ($)
Audit Fees	1,020	910
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	7
Total Fees	1,020	917

Audit Fees
Audit Fees include fees for professional services performed by EY for the audit of our annual financial statements and review of financial statements included in our Form 10-Q and Form 10-K filings, as well as services that are normally provided in connection with statutory and regulatory filings or engagements.
Audit-Related Fees
Audit-Related Fees includes fees for the assurance and related services performed by EY that are reasonably related to the performance of the audit or review of our financial statements.
Tax Fees
Tax Fees includes fees for professional services performed by EY with respect to tax compliance, tax advice and tax planning. Fees incurred principally relate to review of tax returns, preparation of tax returns or supporting documentation and consultation with regard to various tax planning issues.
All Other Fees
All Other Fees are the aggregate fees billed in each of the last two fiscal years for products and services provided by EY, other than the services reported in Audit Fees, Audit-Related Fees, and Tax Fees. In 2023, All Other Fees consisted of a software subscription for an accounting and research tool.
Audit Committee Pre-Approval Policies and Procedures
The audit committee pre-approves all services and fees to be provided by our independent registered public accounting firm for audit, audit-related, tax and all other services allowable under applicable rules and regulations. All such services and fees provided by our independent registered public accounting firm during fiscal 2024 were pre-approved by the audit committee.
BRC Inc.	29	2025 Proxy Statement

Audit Committee Report
The audit committee assists our Board of Directors in oversight of (1) our accounting and financial reporting processes and the audits of our financial statements; (2) the independent auditor’s qualifications, independence, and performance; (3) our internal audit function and the performance of our internal controls; (4) financial, operational, and security risk exposures; and (5) our compliance with legal and regulatory requirements. Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, was responsible for auditing the financial statements prepared by our management for the fiscal year ended December 31, 2024. In connection with our review of the Company’s audited financial statements for the fiscal year ended December 31, 2024, we relied on reports received from EY as well as the advice and information we received during discussions with the Company’s management.
In this context, we hereby report as follows:
(a)	the audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with the Company’s management;
(b)	the audit committee has discussed with EY, the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
(c)
the audit committee has received and reviewed the written disclosures and the letter from EY, required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with EY its independence from the Company; and

(d)
based on the review and discussion referred to in paragraphs (a) through (c) above, the audit committee recommended to the Company’s Board of Directors that the audited financial statements be included in BRC Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

Members of the audit committee:
Lawrence Molloy
Steven Taslitz
Glenn Welling
The information contained in this audit committee report shall not be deemed to be “soliciting material,” “filed” with the SEC, subject to Regulations 14A or 14C of the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act. No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference.
BRC Inc.	30	2025 Proxy Statement

Executive Officers
The following is a list of names, ages and backgrounds of our current executive officers, as of April 15, 2025.

Name	Age	Position(s) Held
Evan Hafer	48	Founder, Executive Chairman
Mat Best	38	Chief Branding Officer
Christopher Mondzelewski	51	President and CEO, Director
Stephen Kadenacy	56	Chief Financial Officer, Director
Andrew McCormick	39	General Counsel and Corporate Secretary
Christopher Clark	58	Chief Technology and Operations Officer

Evan Hafer founded the Company in 2014 and was Chief Executive Officer from its inception until Mr. Mondzelewski’s appointment on January 1, 2024. He has served as a director since the Company was founded and served as Chairman of the Board from our inception to July 2022, and resumed such role as Executive Chairman on January 1, 2024. Prior to founding the Company, Mr. Hafer had fifteen years of service in the U.S. military and worked as a contractor for the CIA. As a member of the military, he served as a Green Beret with the 19th Special Forces Group and was deployed overseas multiple times. Mr. Hafer attended the University of Idaho and has been roasting coffee since 2006.
Mat Best co-founded the Company with Mr. Hafer and has served as the Company’s Chief Branding Officer since the Company’s inception. Prior to co-founding the Company, he founded Article 15 Clothing, and created multiple brands, such as Leadslingers Spirits and the Drinkin’ Bros Podcast. When serving in the U.S. military, Mr. Best deployed five times to Iraq and Afghanistan, serving under the 2nd Ranger Battalion, 75th Ranger Regiment. After his military service, he did contract work for the CIA for five years. Mr. Best holds a B.L.A. from Ashford University.
Chris Mondzelewski is the President and Chief Executive Officer of BRCC and has served as a director of the Company since January 2024. Prior to his appointment as Chief Executive Officer, Mr. Mondzelewski served President of the Company from June 2023 and as the Company’s Chief Marketing Officer from May 2023 to January 2024. Mr. Mondzelewski came to Black Rifle with more than 20 years of consumer marketing, business and leadership experience. Prior to his time at BRCC, Mr. Mondzelewski was at Mars Inc. for thirteen years, and held multiple leadership positions of increasing responsibility across the company including Chief Growth Officer, Senior VP North America Customer Development, and VP of Marketing. Prior to that, Mr. Mondzelewski spent 12 years at Kraft Foods where he led businesses in North America and China. Before his business career, Mr. Mondzelewski was a Marine for five years, deploying in support of Operation Desert Freedom. Mr. Mondzelewski has a strong personal connection to the military and first-responder community. Mr. Mondzelewski has a bachelor’s degree in chemical engineering from Vanderbilt University and an MBA in economics and marketing from the Kellogg School of Management at Northwestern University.
BRC Inc.	31	2025 Proxy Statement

Stephen Kadenacy has served as a director on our Board since April 2025 and has served as the Company’s Chief Financial Officer since September 2023. Mr. Kadenacy, who is the former Chief Financial Officer of AECOM, is a significant shareholder and has deep familiarity with BRCC’s operations and financial profile, having played an integral role in the business combination of BRCC and SilverBox, including serving as Chief Executive Officer of SilverBox Engaged Merger Corp until its merger with BRCC in February 2022. Mr. Kadenacy is a seasoned investment professional and former Fortune 200 operating executive with expertise in managing, building and growing global public organizations, most recently serving as Co-Managing Member of SilverBox Capital, an investment firm which he co-founded in 2017. With experience spanning over three decades, Mr. Kadenacy was also the CEO of Boxwood Merger Corp until its merger with Atlas Technical Consulting and then remained on the Board. Previously, Mr. Kadenacy held leadership roles at AECOM, a global engineering and technical services company, including serving as President, Chief Operating Officer, and Chief Financial Officer. Prior to his corporate career, Mr. Kadenacy was a Partner at KPMG in the Economic Consulting Practice and served as a member of the Board of Directors of ABM Industries, a provider of facility management services. Mr. Kadenacy also served on the Board of the YMCA of Greater Los Angeles and the Board of Trustees for UCLA’s Anderson School of Business. Mr. Kadenacy holds a bachelor’s degree in economics from UCLA and an MBA from USC.
Andrew McCormick joined the Company as General Counsel and Corporate Secretary in September 2021. Prior to joining the Company, Mr. McCormick served as General Counsel and Corporate Secretary of Laird Superfood from February 2019 to September 2021. Mr. McCormick previously worked as a senior associate at Hogan Lovells US LLP from 2014 to 2019 and as an associate at Latham & Watkins (London), LLP from 2011 to 2013. In 2010, Mr. McCormick completed a civilian clerkship with US Army JAG in Seoul, South Korea. Mr. McCormick graduated from Hendrix College with a B.A. with distinction, and holds a J.D. from Columbia University and an LL.M. from the London School of Economics.
Christopher Clark has served as the Company’s Chief Technology and Operations Officer since August 2023. Mr. Clark previously served as Chief Technology Officer of the Company since May 2022. Prior to joining the Company, Mr. Clark served as the Chief Information Officer for Levi Strauss & Co. since 2017. Prior to Levi’s, Mr. Clark was VP of Supply Chain Solutions at Lululemon Athletica, working as a partner between technology and the business to achieve enterprise goals. His career also includes multiple senior leadership positions at GAP Inc., where he led technology related to global supply chain systems and global application delivery operations. His private sector experience followed five years of military service as an aviation officer in the United States Army after graduating from the U.S. Military Academy at West Point with a Bachelor of Science in Mechanical Engineering.
There are no family relationships among any of our directors or executive officers.
BRC Inc.	32	2025 Proxy Statement

Executive Compensation
This section provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each material element of compensation for fiscal 2024, that we provided to our Named Executive Officers (or NEOs). Black Rifle Coffee has opted to comply with the executive compensation disclosure rules applicable to “emerging growth companies” as that term is defined in the rules promulgated under the Exchange Act.
Our NEOs, consisting of our principal executive officer and the next two most highly compensated executive officers, for the fiscal year ended December 31, 2024 were:
•	Chris Mondzelewski, our current President and Chief Executive Officer
•	Christopher Clark, our Chief Technology and Operations Officer
•	Andrew McCormick, our General Counsel and Corporate Secretary
What We Do
We strive to maintain executive compensation policies and practices consistent with our executive compensation philosophy. The following items highlight our executive compensation policies and practices, which are structured to drive performance and align our executives’ interests with our stockholders’ long-term interests.
•	Pay for Performance. We design our executive compensation program to align pay with company performance.
•
Significant Portion of Compensation is at Risk. A significant portion of executive compensation is “at risk” based on our performance, including short-term cash incentives and long-term equity incentives, to align the interests of our executive officers and stockholders.

•	Independent Compensation Advisor Reports Directly to the Compensation Committee. The compensation committee engages its own compensation consultant to assist with making compensation decisions.
•	Annual Market Review of Executive Compensation. The compensation committee and its compensation consultant annually assess competitiveness and market alignment of our compensation plans and practices.
•	Multi-Year Vesting Requirements. The equity awards granted to our NEOs vest over multi-year periods, consistent with current market practice and our retention objectives.
•	Minimize Inappropriate Risk Taking. Our compensation program is weighted toward long-term incentive compensation to discourage short-term risk taking.
•	Competitive Peer Group. Our compensation committee selects our peers from companies that are similar to us with respect to market capitalization, business strategy, and revenue.
•
Stock Ownership Guidelines for Executives and Directors. We maintain stock ownership guidelines for our NEOs and non-employee directors to encourage ownership of our common stock and alignment with the long-term interests of our stockholders.

BRC Inc.	33	2025 Proxy Statement

Role of the Compensation Committee
The compensation committee’s goal is to ensure that the total compensation paid to our executives is fair, competitive, and properly structured to attract and retain talent and align management’s interests with those of our stockholders. In such capacity, the compensation committee administers our executive compensation plans, reviews our general compensation programs and policies, and monitors the performance and compensation of NEOs and other key employees.
Role of the Compensation Consultant
The compensation committee has engaged Pearl Meyer as its independent compensation consultant. Pearl Meyer provides input, analysis, and advice about the Company’s executive compensation philosophy, peer group, pay positioning (by pay component and in total) relative to peer companies, compensation design, equity usage, and risk associated with the current compensation programs.
Benchmarking Compensation
The compensation committee believes that it is important when making its compensation-related decisions to be informed as to the current practices of similarly situated companies. Historically, for purposes of setting compensation levels, the compensation committee reviewed broad-based third-party surveys and other information collected from public and private sources regarding the compensation for executive officers of comparably sized companies. However, ensuring that our compensation peer group is aligned with our business objectives and stockholder expectations is a priority. In February 2024, our independent compensation consultant conducted a comprehensive analysis to develop a formal compensation peer group that is aligned with our valuation and growth trajectory. The analysis looked at companies operating in the packaged food and meats sector as well as other adjacent industries with a comparable market capitalization (targeting companies with a market value of between 0.3x and 3.0x of our market value) and revenue (targeting companies with revenues between 0.5x and 4.0x our estimated revenue). Our compensation committee also qualitatively evaluated each prospective peer group company based on business focus and corporate strategy to identify companies in a similar space. The compensation peer group companies selected by our compensation committee for 2024 executive compensation purposes are listed below. Our total compensation philosophy is to target the 50th percentile of our designated proxy peer group to ensure competitiveness while maintaining alignment with shareholder interests and market standards.

Yeti Holdings, Inc.	Sovos Brands, Inc.	Bark, Inc.
Krispy Kreme, Inc.	Westrock Coffee Company	The Vita Coco Company, Inc.
Celsius Holdings, Inc.	Freshpet, Inc.	Vital Farms, Inc.
Dutch Bros Inc.	Portillo’s Inc.	The Duckhorm Portfolio, Inc
Beyond Meat, Inc.	The Honest Company, Inc.	Zevia PBC

While market data serves as an important reference point, the compensation committee does not intend to determine compensation levels solely based on external benchmarks. The compensation committee will also consider a range of other factors, including company performance relative to stakeholder priorities, the executive's individual impact on our strategy and mission, demonstrated leadership, internal equity, and the scope and complexity of each executive’s role. This approach is intended to support a compensation philosophy that remains competitive, performance-based, and aligned with the company’s long-term goals.
BRC Inc.	34	2025 Proxy Statement

2024 Summary Compensation Table
The following table sets forth information concerning the compensation of our NEOs for the years ended December 31, 2024 and 2023:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)[1]	Option Awards ($)[2]	All Other Compensation ($)	Total ($)
Chris Mondzelewski[3] President and Chief Executive Officer	2024	598,077	243,500	625,000	1,875,000	34	3,341,611
	2023	285,963	—	925,000	1,875,000	7,271	3,093,234
Christopher Clark[4] Chief Technology and Operations Officer	2024	400,000	162,300	225,000	675,000	34	1,462,334
Andrew McCormick[5] General Counsel and Corporate Secretary	2024	350,000	142,000	100,000	300,000	11,582	903,582

1.
Amounts shown include the grant date fair values of RSU awards granted in the year indicated. The assumptions made in calculating the grant date fair value of these awards are set forth in Note 14. Equity-Based Compensation, to the consolidated financial statements in our 2024 Annual Report.

2.
Stock options granted to employees under the 2022 Plan (as defined below) vest ratably over three years and expire after seven years. The assumptions made in calculating the grant date fair value of the stock options are set forth in Note 14. Equity-Based Compensation, to the consolidated financial statements in our Annual Report.

3.
Mr. Mondzelewski commenced employment with the Company in May of 2023 and was appointed to the position of Chief Executive Officer effective January 1, 2024. Amounts listed in the “All Other Compensation” column include insurance premiums paid by employer for life insurance.

4.	Amounts listed in the “All Other Compensation” column include insurance premiums paid by employer for life insurance.
5.	Amounts listed in the “All Other Compensation” column include insurance premiums paid for life insurance and employer’s portion of 401(k) plan funding.
Compensation Philosophy
Our compensation policies and philosophies are designed to:
•	attract, retain and motivate senior management leaders who are capable of advancing our mission and strategy and ultimately, creating and maintaining our long-term equity value;
•	retain leaders who engage in a collaborative approach and possess the ability to execute our business strategy in an industry characterized by competitiveness and growth;
•	reward senior management in a manner aligned with our financial performance; and
•	align senior management’s interests with our equity owners’ long-term interests through equity participation and ownership.
BRC Inc.	35	2025 Proxy Statement

Elements of NEO Compensation
The primary elements of compensation for our NEOs are base salary, annual bonuses and long-term incentive awards in the form of equity awards. The NEOs also participate in employee benefit plans and programs that we offer to our other employees, as described below. The compensation committee develops, reviews and approves each of the elements of our executive compensation program. The compensation committee also regularly assesses the effectiveness and competitiveness of our compensation programs. We have entered into an employment agreement or an offer letter with each of our NEOs. Below is a more detailed summary of the current executive compensation program as it relates to our named executive officers.
Annual Base Salary
Base salaries provide our NEOs with a form of fixed compensation that allows for a degree of financial certainty and stability. Base salary amounts are determined annually by the compensation committee and set at a level that is commensurate with each executive’s duties and authority, contributions, prior experience, and performance. In 2024, our NEOs were entitled to the following annual base salaries:

Named Executive Officer	2024 Base Salary (Annualized) ($)
Chris Mondzelewski	600,000
Christopher Clark	400,000
Andrew McCormick	350,000

The compensation committee reviews base salaries each year and may make periodic adjustments in response to changes in job scope, prevailing market levels or other factors. The actual base salaries paid to each NEO for fiscal 2024, as applicable, are set forth above in the “2024 Summary Compensation Table” under the column entitled “Salary”.
Annual Bonuses
We believe it is important to motivate our key leaders to achieve our short-term performance goals by linking a portion of their annual cash compensation to the achievement of our approved operating plan. For fiscal 2024, the annual target bonus amounts, which are assessed and approved annually by the compensation committee, for each NEO were as follows:

Named Executive Officer	2024 Target Bonus Opportunity
Chris Mondzelewski	100%
Christopher Clark	75%
Andrew McCormick	75%

The compensation committee approved our fiscal 2024 cash bonus plan. Under the 2024 cash bonus plan, the performance was based upon revenue, adjusted EBITDA, and individual performance goals. The actual cash bonuses paid to each NEO for fiscal 2024 and fiscal 2023, as applicable, are set forth in the “2024 Summary Compensation Table” under the column entitled “Bonus”.
BRC Inc.	36	2025 Proxy Statement

Equity Incentives
In connection with the Business Combination, our stockholders approved the Company’s 2022 Omnibus Incentive Plan (the “2022 Plan”), pursuant to which we may grant eligible employees equity compensation awards. The goals of our long-term, equity-based incentive awards are to align the interests of our NEOs and other employees with the interests of our stockholders. Because vesting is based on continued employment over multiple years, our equity-based incentives also encourage the retention of our NEOs through the vesting period of the awards.
Our compensation committee typically approves annual equity awards during the first quarter of each year. While we intend that the majority of equity awards to our employees be made pursuant our annual grant program, the compensation committee retains discretion to make equity awards to employees at other times, including in connection with the promotion of an employee, to reward an employee, for retention purposes or for other circumstances recommended by management or the compensation committee.
For fiscal year 2024, the compensation committee determined that our NEOs would receive the following types of equity awards:
•
Stock Options (75% of grant value): Provide strong incentives for our executive officers to increase the value of our common stock over the long term, and closely align the interests of our executives with those of our stockholders. The stock options we grant vest over three years, with one-third of the shares subject to the option vesting on each anniversary of the vesting commencement date, subject to the recipient’s continued employment or service with us on each vesting date. Options have a term of seven years from the date of grant.

•
RSU Awards (25% of grant value): Granted because they are less dilutive to our stockholders, as fewer shares of our common stock are granted to achieve an equivalent value relative to stock options, and because RSU awards are an effective retention tool that maintain value even in cases where the share price is trading lower than the initial grant price. The RSUs we grant vest in equal annual increments over three years, subject to the recipient’s continued employment or service with us on each vesting date.

Authentic Brands maintained an Equity Incentive Plan (the “Incentive Unit Plan”) pursuant to which its board issued Incentive Units to eligible individuals. The Incentive Units are intended to constitute “profits interests” within the meaning of Revenue Procedures 93-27 and 2001-43, and provided an immediate and significant alignment between our NEOs and our business. As profits interests, the Incentive Units have no value for tax purposes on the date of grant.
The unvested Incentive Units held by our NEOs generally vest over a four-year period — 25% on the first anniversary of the date of grant and then in equal installments at the end of each subsequent quarter over the next three years, in each case, subject to continued employment through such date. In connection with the Business Combination, certain prior Incentive Units that were vested (including those that vested in connection with the Business Combination) were converted into Common Units of Authentic Brands on a net-basis. Incentive Units that remained unvested continue to vest in accordance with their terms. However, no additional awards will be granted under the Incentive Unit Plan.
The grant date fair value of the equity awards is set forth above in the “2024 Summary Compensation Table” under the columns entitled “Stock Awards” and “Option Awards” with accompanying footnotes.
Severance Compensation
Certain of the employment agreements provide for additional compensation upon a qualifying termination of employment. See “—Agreements with Named Executive Officers” for additional details.
BRC Inc.	37	2025 Proxy Statement

Restrictive Covenants
Each employment agreement includes the Company’s customary non-competition, non-solicitation, and confidentiality restrictions.
Other Benefits
We maintain a tax-qualified retirement plan that provides all full-time employees with an opportunity to save for retirement on a tax-advantaged basis. Under our 401(k) plan, participants may elect to defer a portion of their compensation on a pre-tax or Roth basis and have it contributed to the plan subject to applicable annual limits under the Internal Revenue Code of 1986, as amended.
We match 100% of participant deferrals up to 4% of a participant’s compensation for a maximum matching contribution equal to 4% of a participant’s compensation under a safe harbor provision. Participants are immediately vested in their contributions and company safe harbor contributions plus actual earnings thereon.
Agreements with Named Executive Officers
Mr. Mondzelewski
Employment Agreement, dated May 1, 2023, by and between Black Rifle Coffee Company LLC and Mr. Mondzelewski
During the term of the employment agreement, Mr. Mondzelewski is to receive an annual base salary of no less than $500,000 (which may be increased from time to time), and a target annual incentive opportunity of 75% of base salary. Mr. Mondzelewski’s employment agreement provides that his employment by the Company is at-will and generally does not provide for additional compensation upon termination, beyond a requirement for the Company to provide at least 30 days’ written notice of termination of employment if Mr. Mondzelewski’s employment is terminated by the Company, or for Mr. Mondzelewski to provide 60 days’ notice if Mr. Mondzelewski terminates his employment with the Company.
Executive Severance and Restrictive Covenant Agreement, dated August 23, 2023, by and between Black Rifle Coffee Company LLC and Mr. Mondzelewski
Mr. Mondzelewski’s Executive Severance and Restrictive Covenant Agreement (the “Mondzelewski Severance Agreement”) provides that in the event Mr. Mondzelewski is terminated for any reason, subject to his execution of a general release of claims, he will be entitled to any earned but unpaid base salary through the date of the termination and any expenses owed (the “Mondzelewski Accrued Amounts”). If Mr. Mondzelewski is terminated without “cause” (as the term is defined in the Mondzelewski Severance Agreement), subject to his execution of a general release of claims, he will be entitled to receive the Mondzelewski Accrued Amounts, continued payment of his base salary for a period of up to twelve months following termination of employment and continued health care coverage for a period of up to twelve months following termination of employment, subject in each case to Mr. Mondzelewski delivering a general release in favor of the Company.
Letter Agreement, dated December 22, 2023, by and between BRC Inc. and Mr. Mondzelewski
The Company and Mr. Mondzelewski entered into a letter agreement setting forth Mr. Mondzelewski’s compensation for serving as President and Chief Executive Officer, which appointment was effective as of January 1, 2024. Pursuant to the letter agreement, (a) Mr. Mondzelewski’s annual base salary will be $600,000, (b) his target annual incentive opportunity will be 100% of base salary, and (c) the Company granted restricted stock units with a fair market value of $625,000 and stock options with a fair market value of $1,875,000 to Mr. Mondzelewski in the first quarter of 2024.
BRC Inc.	38	2025 Proxy Statement

Mr. Clark
Employment Agreement, dated April 9, 2022, by and between Black Rifle Coffee Company and Mr. Clark
During the term of Mr. Clark’s employment, he is to receive an annual base salary of $350,000 (which may be increased from time to time), and a target annual incentive opportunity of 75% of base salary. Pursuant to the employment agreement, Mr. Clark (a) received a restricted stock unit award with a fair market value of $840,000, and (b) received a stock option award with a fair market value of $480,000 and restricted stock units award with a fair market value of $160,000 pursuant to the 2022 Plan. Mr. Clark is also entitled to reimbursement for relocation expenses up to a maximum of $140,000. Mr. Clark’s employment agreement provides that his employment by the Company is at-will and does not provide for additional compensation upon termination.
Executive Severance and Restrictive Covenant Agreement, dated December 29, 2022, by and between Black Rifle Coffee Company LLC and Mr. Clark
Mr. Clark’s Executive Severance and Restrictive Covenant Agreement (the “Clark Severance Agreement”) provides that in the event Mr. Clark is terminated for any reason, subject to his execution of a general release of claims, he will be entitled to any earned but unpaid base salary through the date of the termination and any expenses owed (the “Clark Accrued Amounts”). If Mr. Clark is terminated without “cause” (as the term is defined in the Clark Severance Agreement), subject to his execution of a general release of claims, he will be entitled to receive the Clark Accrued Amounts, continued payment of his base salary for a period of up to twelve months following termination of employment and continued health care coverage for a period of up to twelve months following termination of employment, subject in each case to Mr. Clark delivering a general release in favor of the Company.
Letter Agreement, dated August 8, 2023, by and between Black Rifle Coffee Company LLC and Mr. Clark
The Company and Mr. Clark entered into a letter agreement setting forth Mr. Clark’s compensation for serving as the Chief Technology and Operations Officer. Pursuant to the letter agreement, (a) Mr. Clark’s annual base salary will be $400,000, (b) his target annual incentive bonus opportunity will be 75% of base salary, and (c) he will be granted restricted stock units with a fair market value of $225,000 and stock options with a fair market value of $675,000, which awards will be issued net of any grant previously made to Mr. Clark in 2023 (on a grant-date fair value methodology).
Mr. McCormick
Employment Agreement, dated September 1, 2021, by and between Black Rifle Coffee Company and Mr. McCormick
During the term of Mr. McCormick’s employment, he is to receive an annual base salary of $300,000 (which may be increased from time to time), and a target annual incentive opportunity of 50% of base salary. Mr. McCormick’s employment agreement provides that his employment by the Company is at-will and does not provide for additional compensation upon termination.
Executive Severance and Restrictive Covenant Agreement, dated December 29, 2022, by and between Black Rifle Coffee Company LLC and Mr. McCormick
Mr. McCormick’s Executive Severance and Restrictive Covenant Agreement (the “McCormick Severance Agreement”) provides that in the event Mr. McCormick is terminated for any reason, subject to his execution of a general release of claims, he will be entitled to any earned but unpaid base salary through the date of the termination and any expenses owed (the “McCormick Accrued Amounts”). If Mr. McCormick is terminated without “cause” (as the term is defined in the McCormick Severance Agreement), subject to his execution of a general release of claims, he will be entitled to receive the McCormick Accrued Amounts, continued payment of his base salary for a period of up to twelve months following termination of employment and continued health care coverage for a period of up to twelve months following termination of employment, subject in each case to Mr. McCormick delivering a general release in favor of the Company.
BRC Inc.	39	2025 Proxy Statement

Vesting of Incentive Units upon Change in Control
The terms of the Incentive Units held by our NEOs provide for partial accelerated vesting upon a “change in control” (as defined in the Incentive Unit Plan), depending on the amount of time that has elapsed between the date of grant and the date of such “change in control.”
Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding equity awards held by our NEOs that were outstanding as of December 31, 2024:

		Option Awards[1]				Stock Awards[2]
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[3] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Chris Mondzelewski President and Chief Executive Officer	5/5/2023	50,876	101,752	5.38	5/4/2030	55,762	176,766	—	—
	8/15/2023	191,076	382,154	4.45	8/14/2030	71,162	225,584	—	—
	2/23/2024	—	860,664	3.91	2/22/2031	159,847	506,715	—	—
Christopher Clark Chief Technology and Operations Officer	5/16/2022	—	—	—	—	30,441	96,498	—	—
	5/22/2022	64,386	32,193	9.74	5/21/2029	—	—	—	—
	4/21/2023	57,523	115,047	5.05	4/20/2030	21,122	66,957	—	—
	8/15/2023	26,147	52,295	4.45	8/14/2030	9,738	30,869	—	—
	2/23/2024	—	309,839	3.91	2/22/2031	57,545	182,418	—	—
Andrew McCormick General Counsel and Corporate Secretary	9/13/2021	—	—	—	—	—	—	53,445	169,421
	4/21/2023	35,952	71,904	5.05	4/20/2030	13,202	41,850	—	—
	9/19/2023	—	—	—	—	54,902	174,039	—	—
	2/23/2024	—	137,706	3.91	2/22/2031	25,575	81,073	—	—

1.	Stock options granted vest ratably over three years on an annual basis and expire after seven years.
2.
Stock awards include RSUs and Incentive Unit awards. RSU awards vest annually over three years. The unvested Incentive Units held by our NEOs generally vest over a four-year period — 25% on the first anniversary of the date of grant and then in equal installments at the end of each subsequent quarter over the next three years, in each case, subject to continued employment through such date. The value for each award was calculated by multiplying the number of shares of common stock underlying the unvested portion of the award by $3.17, the closing price for our Class A Common Stock on the NYSE on the last trading day of 2024.

3.	Represents the number of shares of Class A Common Stock for which 375 unvested Incentive Units held by Mr. McCormick would have been converted as of December 31, 2024.
BRC Inc.	40	2025 Proxy Statement

Equity Award Grant Practice
In accordance with Item 402(x) of Regulation S-K under the Securities Act of 1933, as amended, we are providing information regarding our procedures related to the grant of certain equity awards close in time to the release of material non-public information (“MNPI”). The compensation committee and the Board do not have a practice or policy of granting equity awards in anticipation of the release of MNPI and, in any event, we do not time, and do not plan to time, the release of MNPI in coordination with grants of equity awards in a manner that intentionally affects the value of executive compensation. Additionally, our Insider Trading Policy prohibits directors, officers and employees from trading in our common stock while in possession of or on the basis of MNPI about us.
During fiscal 2024, no options were granted to our named executive officers within four business days prior to, or one business day following, the filing or furnishing of a periodic or current report by us that disclosed MNPI.
Equity Compensation Plan Information
The following table provides information as of December 31, 2024 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

	Number of Shares to be Issued Upon Exercise of Outstanding Options, RSUs, PSUs, and Incentive Units (#) (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights[1](b) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity compensation plans approved by security holders[2]	16,131,480	4.41	18,328,764
Equity compensation plans not approved by security holders[3]	1,221,857	—	—
Total	17,353,337	4.41	18,238,764

1.
The weighted average exercise price is calculated based solely on the exercise price of outstanding stock options and does not take into account outstanding RSUs, PSUs or Incentive Units, which have no exercise price.

2.
Equity compensation plans approved by our security holders consist of the 2022 Plan and the BRC Inc. 2022 Employee Stock Purchase Plan, under which 11,701,408 and 6,627,356 shares of Class A Common Stock, respectively, were available for future issuance as of December 31, 2024.

3.
Represents the number of shares of Class A Common Stock for which 8,472 Incentive Units would be converted as of December 31, 2024. In connection with the Business Combination, we assumed the Incentive Unit Plan, which has not been approved by our stockholders. No additional awards may be issued under the Incentive Unit Plan.

BRC Inc.	41	2025 Proxy Statement

Beneficial Ownership of Our Common Stock
The following table sets forth information known to us regarding the beneficial ownership of shares of common stock as of March 15, 2025 by:
•	each person who is the beneficial owner of more than 5% of the outstanding shares of Class A common stock;
•	each of our NEOs and directors; and
•	all of our executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed below has sole voting and investment power with respect to such shares.
The beneficial ownership of shares of the Company’s voting stock as presented below is based on the following: (i) an aggregate of 78,609,684 shares of Class A Common Stock issued and outstanding and (ii) an aggregate of 134,536,464 shares of Class B Common Stock issued and outstanding as of March 15, 2025. Subject to the terms of the Third Amended and Restated Limited Liability Company Agreement of Authentic Brands, Common Units of Authentic Brands are redeemable or exchangeable for shares of our Class A Common Stock on a one-for-one basis. Corresponding shares of Class B Common Stock will be canceled on a one-for-one basis as Common Units are redeemed or exchanged. Beneficial ownership of shares of our Class A Common Stock reflected in this table does not include beneficial ownership of shares of our Class A Common Stock for which such Common Units may be redeemed or exchanged.
Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock of the Company beneficially owned by them. Unless otherwise noted, the business address of each of the following entities or individuals is 1144 S 500 W, Salt Lake City, UT 84101, Attention: Legal.
BRC Inc.	42	2025 Proxy Statement

Shares of Common Stock Beneficially Owned
The following table provides information regarding beneficial ownership as of March 15, 2025:

Name of Beneficial Holder	Class A Common Stock	Shares Issuable Within 60 Days[1]	Stock Options Exercisable Within 60 Days	Class B Common Stock[2]	Total Class A Common Stock Beneficially Owned	Percentage of Class A Common Stock	Percentage of Total Voting Power
Directors and Officers
Evan Hafer[3]	14,035,560	—	—	119,764,066	133,799,626	67.4%	62.8%
Lawrence Molloy	—	—	—	—	—	—	—
Kathryn Dickson	182,301	44,209	—	117,235	343,745	*	*
Clayton Hutmacher	7,599	—	—	—	7,599	*	*
Steven Taslitz	75,447	42,869	—	1,689,927[4]	1,808,243	2.3%	*
Glenn Welling	14,119,570[5]	43,606	—	—	14,163,176	18.0%	6.6%
Sean Moriarty	—	—	—	—	—	—	—
Chris Mondzelewski	86,765	27,881	579,716	—	694,362	*	*
Stephen Kadenacy	1,053,435	—	334,994	—	1,388,429	1.8%	*
Christopher Clark	70,802	10,561	308,858	—	390,221	*	*
Andrew McCormick	30,013	6,601	117,806	24,823	179,243	*	*
All directors and executive officers as a group (12 persons)	16,125,932	175,727	1,341,374	121,596,051	139,239,084	69.0%	64.9%

Other Shareholders Over 5%
EKNRH Holdings LLC[6]	—	—	—	30,142,374	30,142,374	27.7%	14.1%
Matthew Best	—	—	—	29,176,726	29,176,726	27.1%	13.7%
Marianne Hellauer[7]	—	—	—	26,648,846	26,648,846	25.3%	12.5%
John Miller[8]	500,000	—	—	14,243,594	14,743,594	15.9%	6.9%
Thomas Davin[9]	13,698	—	—	6,907,463	6,921,161	8.1%	3.2%
Funds and accounts managed by Engaged Capital[5]	13,535,560	—	—	—	13,535,560	17.2%	6.4%

*	Less than 1%
1.	Consists of shares of Class A Common Stock issuable upon the vesting of RSUs on or before May 14, 2025.
BRC Inc.	43	2025 Proxy Statement

2.
Each share of Class B Common Stock relates to a corresponding number of Common Units and such shares are subject to forfeiture upon redemption of the corresponding Common Units, which units may be redeemed by the holder at any time in exchange for a corresponding number of shares of Class A Common Stock.

3
Based on information set forth in Schedule 13G/A filed with the SEC on November 14, 2024. Consists of (i) 30,142,374 shares of Class B Common Stock held through EKNRH Holdings LLC, an entity managed by Mr. Hafer, and (ii) 14,035,560 shares of Class A Common Stock and 89,621,692 shares of Class B Common Stock, which shares include the shares reported as held by Mr. Best, Engaged Capital, Ms. Hellauer and John Miller, that may be deemed to be beneficially owned by Mr. Hafer, given that, pursuant to the Investor Rights Agreement, Mr. Hafer has a proxy to vote such shares with respect to director elections. The number of shares subject to the Investor Rights Agreement is based on the most recent information available to the Company. Mr. Hafer disclaims any beneficial ownership of the reported shares other than with respect to shares held by EKNRH Holdings LLC and other than to the extent of any pecuniary interest Mr. Hafer may have therein, directly or indirectly.

4
Includes 3,724 shares of Class B Common Stock held by Mr. Taslitz and 1,686,203 shares of Class B Common Stock held by a trust for which Mr. Taslitz is acting as a trustee and which shares may therefore be deemed to be beneficially owned by Mr. Taslitz. Mr. Taslitz disclaims any beneficial ownership of the reported shares held by such trusts other than to the extent of any pecuniary interest Mr. Taslitz may have therein, directly or indirectly. For the description of an all-asset security package which includes all such shares, see “Other Governance Matters – Prohibition of Certain Types of Transactions.”

5
Includes (i) 77,918 shares of Class A Common Stock owned by Mr. Welling and (ii) 13,535,560 shares of Class A Common Stock held by Engaged Capital Flagship Master Fund, LP (“Engaged Capital FMF”), as the general partner and investment adviser of Engaged Capital FMF and the investment adviser of the Engaged Capital Account, and Glenn Welling, as the Founder and Chief Investment Officer of Engaged Capital and the sole member of Engaged Capital Holdings, LLC (the managing member of Engaged Capital), may be deemed to beneficially own the 13,535,560 shares owned in the aggregate by Engaged Capital FMF and held in the Engaged Capital Account. Mr. Welling disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest Mr. Welling may have therein, directly or indirectly. Mr. Welling is also a trustee of a trust that owns 506,092 shares of Class A Common Stock of the Company and, as such, may be deemed to be the beneficial owner of such shares. The principal business address of Glenn Welling and Engaged Capital is c/o Engaged Capital, LLC, 610 Newport Center Drive, Suite 250, Newport Beach, CA 92660.

6	EKNRH Holdings LLC is an entity managed by Evan Hafer and, as such, Evan Hafer is the beneficial owner of the shares held by EKNRH Holdings LLC.
7
Based on information set forth in a Schedule 13G filed with the SEC on February 14, 2023 by Marianne Hellauer. Ms. Hellauer serves as trustee for trusts holding 26,648,846 shares of Class B Common Stock. Ms. Hellauer reported that she has sole voting and dispositive power with respect to all such shares. Ms. Hellauer disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest Ms. Hellauer may have therein, directly or indirectly.

8
Based on information set forth in a Schedule 13G filed with the SEC on February 14, 2023 by John Miller. Mr. Miller serves as trustee for trusts and as manager of other entities holding 500,000 shares of Class A Common Stock and 14,243,594 shares of Class B Common Stock. Mr. Miller reported that he has sole voting and dispositive power with respect to all such shares. Mr. Miller disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest Mr. Miller may have therein, directly or indirectly.

9	Based on information set forth in Schedule 13G/A filed with the SEC on February 14, 2025 by Thomas Davin.
BRC Inc.	44	2025 Proxy Statement

Delinquent Section 16(A) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than 10% of our outstanding common stock to file reports of their stock ownership and changes in their ownership of our common stock with the SEC. Based solely on a review of copies of reports filed by the reporting persons furnished to us, and written representations from reporting persons, we believe that the reporting persons complied with all Section 16(a) filing requirements on a timely basis during 2024, other than the following reports as follows:
•
Christopher Clark: One transaction related to tax withholding in connection with the vesting of restricted stock units on April 21, 2024, which was subsequently reported on a Form 5, timely filed with the SEC on February 14, 2025; and

•
Andrew McCormick: One transaction related to tax withholding in connection with the vesting of restricted stock units on April 21, 2024, which was subsequently reported on a Form 5, timely filed with the SEC on February 14, 2025.

BRC Inc.	45	2025 Proxy Statement

Certain Relationships and Related Party Transactions
We describe below transactions and series of similar transactions, during our last completed fiscal years or currently proposed, to which we were a party or will be a party, in which:
•	the amounts involved exceeded or will exceed $120,000; and
•	any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock had or will have a direct or indirect material interest.
Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting these criteria to which we have been or will be a party other than compensation arrangements, including employment, termination of employment and change in control arrangements, which are described where required under “Executive Compensation”.
Related Person Policy of the Company
We have adopted a formal written policy providing that the Company’s officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of the Company’s voting securities, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with the Company without the approval of the audit committee, subject to the exceptions described below.
A related person transaction is generally a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Company and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee or director are not covered by this policy.
Under the policy, the Company shall collect information that the Company deems reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder, to enable the Company to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under the Code of Ethics, employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.
The policy requires that, in determining whether to approve, ratify or reject a related person transaction, the audit committee, or other independent body of the Board, must consider, in light of known circumstances, whether the transaction is or is not inconsistent with the Company’s best interests and those of the Company’s stockholders, as the audit committee, or other independent body of the Board, determines in the good faith exercise of its discretion.
BRC Inc.	46	2025 Proxy Statement

The audit committee has determined that certain transactions will not require the approval of the audit committee including certain employment arrangements of officers, director compensation, transactions with another company at which a related party’s only relationship is as a director, non-executive employee or beneficial owner of less than 10% of that company’s outstanding capital stock, transactions where a related party’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock receive the same benefit on a pro rata basis and transactions available to all employees generally.
BRC Inc.	47	2025 Proxy Statement

Additional Information
Availability of Certain Information
Our 2024 Annual Report has been posted on the Internet along with this Proxy Statement, each of which is accessible by following the instructions in the Internet Notice.
We filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 with the SEC on March 3, 2025. We will mail without charge, upon written request, a copy of this Proxy Statement or our Annual Report, excluding exhibits. Please send a written request to:
BRC Inc.
Attn: Investor Relations
1144 S 500 W, Salt Lake City, UT 84101
(801) 874-1189
Householding
We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Internet Notice or, if requested, our Proxy Statement and our Annual Report unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure reduces our printing costs and postage fees.
If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of an Internet Notice, or, if requested, our Proxy Statement and our Annual Report, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our Corporate Secretary by mail, c/o BRC Inc., 1144 S 500 W, Salt Lake City, UT 84101, Attention: Legal or by phone at (801) 874-1189. If you participate in householding and wish to receive a separate copy of the Internet Notice or, if requested, this Proxy Statement and our Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Corporate Secretary as indicated above. We will undertake to deliver such separate copies promptly upon written or oral request.
If you are the beneficial owner of shares held in street name through a broker, bank or other intermediary, please contact your broker, bank or intermediary directly if you have questions, require additional copies of the Internet Notice, this Proxy Statement or our Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of shares of our common stock sharing an address.
Stockholder Proposals and Nominations to be Included in Next Year’s Proxy Statement
If you satisfy the requirements of the rules and regulations of the SEC and wish to submit a proposal to be considered for inclusion in the Company’s proxy statement and form of proxy for the annual meeting to be held in 2026 (the “2026 Annual Meeting”) pursuant to Rule 14a-8 of the Exchange Act, we must receive the proposal at our principal executive offices, addressed to the
BRC Inc.	48	2025 Proxy Statement

Corporate Secretary, no later than December 16, 2025, which is 120 calendar days before the anniversary of the date this Proxy Statement for the 2025 Annual Meeting is released to stockholders. However, if the date of the 2026 Annual Meeting is changed by more than 30 days from the anniversary date of the 2025 Annual Meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials.
Any stockholder proposal or director nomination submitted to us for consideration at the 2026 Annual Meeting, other than stockholder proposals complying with the Rule 14a-8 (which are subjected to separate requirements printed above), must be delivered to our Corporate Secretary between January 28, 2026 and February 27, 2026, which is 120 days and 90 days prior to the first anniversary of the 2025 Annual Meeting, except that if the date of the 2026 Annual Meeting is more than 30 days before or more than 70 days after such anniversary, we must receive the proposal no later than the close of business on the 10th day following the date on which public announcement of the date of the 2026 Annual Meeting is first made; otherwise, the proposal will be considered by us to be untimely and not properly brought before the 2026 Annual Meeting.
Stockholders wishing to include director nominees in the Company’s proxy card for the 2026 Annual Meeting must provide written notice to our Corporate Secretary between January 28, 2026 and February 27, 2026, with all the names of the director nominees for whom such stockholder intends to solicit proxies. The notice must also meet all the requirements set forth in Rule 14a-19(b) under the Exchange Act, which requires, among other things, that such notice include a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors.
Stockholders who wish to submit a proposal or a director nominee must meet the eligibility requirements of the SEC and comply with the requirements of our Bylaws and the SEC.
Other Matters
The Annual Meeting is called for the purposes set forth in the notice of Annual Meeting. Our Board does not know of any other matters to be considered by the stockholders at the Annual Meeting other than the matters described in the notice. However, the enclosed proxy confers discretionary authority on the persons named in the proxy card with respect to matters that may properly come before the Annual Meeting and that are not known to our Board at the date this Proxy Statement was printed. It is the intention of the persons named in the proxy card to vote in accordance with their best judgment on any such matter.
BRC Inc.	49	2025 Proxy Statement

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BRCC2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V69157-P26709

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BRC Inc.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Class III Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Evan Hafer	☐	☐	☐
1b. Steven Taslitz	☐	☐	☐
1c. Glenn Welling	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V69158-P26709

BRC Inc.
Annual Meeting of Stockholders
May 28, 2025 11:00 AM ET
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Chris Mondzelewski and Steve Kadenacy, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A and Class B Common Stock of BRC Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM ET, on May 28, 2025, virtually at www.virtualshareholdermeeting.com/BRCC2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein and in the discretion of the proxies with respect to such other business as may properly come before the Annual Meeting of Stockholders. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxies with respect to such other business as may properly come before the Annual Meeting of Stockholders.

Continued and to be signed on reverse side